Exhibit 4.4

EXECUTION COPY

ARG FUNDING CORP.,

as Issuer

and

THE BANK OF NEW YORK,

as Trustee

THIRD AMENDED AND RESTATED SERIES 2004-1 SUPPLEMENT

dated as of April 13, 2006

to

FOURTH AMENDED AND RESTATED BASE INDENTURE

dated as of  April 13, 2006

Up to $100,000,000 Series 2004-1 Rental Car Asset Backed Auction Rate Notes, Class A-1
Up to $100,000,000 Series 2004-1 Rental Car Asset Backed Auction Rate Notes, Class A-2
Up to $100,000,000 Series 2004-1 Rental Car Asset Backed Auction Rate Notes, Class A-3
Up to $100,000,000 Series 2004-1 Rental Car Asset Backed Auction Rate Notes, Class A-4
Up to $100,000,000 Series 2004-1 Rental Car Asset Backed Auction Rate Notes, Class A-5
Up to $100,000,000 Series 2004-1 Rental Car Asset Backed Auction Rate Notes, Class A-6
Up to $100,000,000 Series 2004-1 Rental Car Asset Backed Auction Rate Notes, Class A-7

TABLE OF CONTENTS

		Page

ARTICLE I	DEFINITIONS	2

ARTICLE II	ADDITIONAL ISSUANCES OF SERIES 2004-1 NOTES	57

Section 2.1	Procedure for Issuing Additional Series 2004-1 Notes	57
Section 2.2	Optional Redemptions and Prepayments during the Series 2004-1 Revolving Period	58

ARTICLE III	SERIES 2004-1 ALLOCATIONS	58

Section 3.1	Establishment and Administration of Series 2004-1 Collection Account, Series 2004-1 Accrued Interest Account and Series 2004-1 Excess Collection Account	58
Section 3.2	Allocations with Respect to the Series 2004-1 Notes	62
Section 3.3	Interest; Distribution Dates	66
Section 3.4	Payment of Note Interest, Auction Agent Fees, Broker- Dealer Fees, Surety Provider Fee and Surety Provider Reimbursement Amounts	71
Section 3.5	Payment of Note Principal	71
Section 3.6	Servicer’s Failure to Instruct the Trustee to Make a Deposit or Payment	76
Section 3.7	Series 2004-1 Reserve Account	76
Section 3.8	Series 2004-1 Letters of Credit and Series 2004-1 Cash Collateral Account	79
Section 3.9	Series 2004-1 Distribution Account	83
Section 3.10	Series 2004-1 Demand Note and Series 2004-1 Interest Rate Cap Constitute Additional Collateral for Series 2004-1 Notes	85
Section 3.11	Series 2004-1 Interest Rate Caps	85
Section 3.12	Calculation of Maximum Auction Rate and Overdue Rate	87
Section 3.13	Designation of Special Auction Rate Periods	87

ARTICLE IV	AMORTIZATION EVENTS	89

ARTICLE V	[RESERVED]	92

ARTICLE VI	[RESERVED]	92

ARTICLE VII	FORM OF SERIES 2004-1 NOTES	92

Section 7.1	Restricted Global Series 2004-1 Notes	92

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THIRD AMENDED AND RESTATED SERIES 2004-1 SUPPLEMENT, dated as of April 13, 2006 (as amended, modified, restated or supplemented from time to time in accordance with the terms hereof, this “Series Supplement”), between ARG Funding Corp., a special purpose corporation established under the laws of Delaware (“ARG”), and The Bank of New York, a New York banking corporation, as trustee (together with its successors in trust under the Base Indenture referred to below, the “Trustee”), to the Fourth Amended and Restated Base Indenture, dated as of April 13, 2005, between ARG and the Trustee (as further amended, modified, restated or supplemented from time to time, exclusive of Series Supplements, the “Base Indenture”).

PRELIMINARY STATEMENT

WHEREAS, pursuant to Sections 2.2 and 12.1 of the Base Indenture, the parties hereto have entered into that certain Series 2004-1 Supplement, dated as of February 19, 2004 (as amended and restated as of March 4, 2005 and August 17, 2005, and as further amended to date, the “Existing Series 2004-1 Supplement”);

WHEREAS, Section 9.18 of the Existing Series 2004-1 Supplement permits the Existing Series 2004-1 Supplement to be amended in accordance with the terms of the Base Indenture;

WHEREAS, Section 12.2 of the Base Indenture permits ARG and the Trustee, with the consent of the Rating Agencies, any applicable Enhancement Provider and the Required Noteholders to enter into one or more indentures supplemental to the Existing Series 2004-1 Supplement;

WHEREAS, the parties hereto desire to amend and restate the Existing Series 2004-1 Supplement in its entirety.

NOW, THEREFORE, the parties hereto agree that the Existing Series 2004-1 Supplement shall be and hereby is amended and restated in its entirety to read as follows:

DESIGNATION

There is hereby created a Series of Notes to be issued pursuant to the Base Indenture and this Series Supplement and such Series of Notes shall be designated generally as “Series 2004-1 Rental Car Asset Backed Auction Rate Notes”.  The Series 2004-1 Notes (as defined herein) shall be issued in seven classes:  (i) the first of which shall be designated as the Series 2004-1 Rental Car Asset Backed Auction Rate Notes, Class A-1, and referred to herein as the “Class A-1 Notes”, (ii) the second of which shall be designated as the Series 2004-1 Rental Car Asset Backed Auction Rate Notes, Class A-2, and referred to herein as the “Class A-2 Notes”, (iii) the third of which shall be designated as the Series 2004-1 Rental Car Asset Backed Auction Rate Notes, Class A-3, and referred to herein as the “Class A-3 Notes”, (iv) the fourth of which shall be designated as the Series 2004-1 Rental Car Asset Backed Auction Rate Notes, Class A-4, and referred to herein as the “Class A-4 Notes”, (v) the fifth of which shall be designated as the Series 2004-1 Rental Car Asset Backed Auction Rate Notes, Class A-5, and referred to herein as the “Class A-5 Notes”, (vi) the sixth of which shall be designated as the Series 2004-1 Rental Car Asset Backed Auction Rate Notes, Class A-6, and referred to herein as the “Class A-6 Notes”, and (vii) the seventh of which shall be designated as the Series 2004-1 Rental Car Asset Backed Auction Rate Notes, Class A-7, and referred to herein as the “Class A-7 Notes”.  The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes, the Class A-6 Notes and the Class A-7 Notes are collectively referred to herein as the “Series 2004-1 Notes”.

The Series 2004-1 Notes shall be issued in minimum denominations of $50,000 and integral multiples of $50,000 in excess thereof.

The net proceeds from the sale of the Series 2004-1 Notes and the net proceeds from any Increase (as defined herein) shall be deposited in the Collection Account and used to fund increases in the principal amounts of the Leasing Company Notes and/or to reduce the principal amount of other Series of Notes.

The Series 2004-1 Notes are a non-Segregated Series of Notes (as more fully described in the Base Indenture) sharing in the Collateral.  Accordingly, all references in this Series Supplement to “all” Series of Notes (and all references in this Series Supplement to terms defined in the Base Indenture that contain references to “all” Series of Notes) shall refer to all Series of Notes other than Segregated Series of Notes.  In addition, the Series 2004-1 Notes are hereby designated as a Series of Group I Notes and this Series Supplement is hereby designated as a Group I Supplement.  The Series 2004-1 Notes do not have any rights in any collateral granted to the Trustee other than the Collateral.

ARTICLE I

DEFINITIONS

(a)           All capitalized terms not otherwise defined herein are defined in the Definitions List attached to the Base Indenture as Schedule I thereto, as amended, modified, restated or supplemented from time to time in accordance with the terms of the Base Indenture (exclusive of any Series Supplements).  All Article, Section or Subsection references herein shall refer to Articles, Sections or Subsections of the Base Indenture, except as otherwise provided herein.  Unless otherwise stated herein, as the context otherwise requires or if such term is otherwise defined in the Base Indenture, each capitalized term used or defined herein shall relate only to the Series 2004-1 Notes and not to any other Series of Notes issued by ARG.  All references herein to the “Series 2004-1 Supplement” shall mean the Base Indenture, as supplemented hereby.  For the avoidance of doubt, for purposes of calculating the “Required Aggregate Asset Amount” as defined in the Base Indenture, the “Series 2004-1 Adjusted Invested Amount” definition shall be used in lieu of the “Series 2004-1 Invested Amount” definition.

(b)           The following words and phrases shall have the following meanings with respect to the Series 2004-1 Notes and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:

“Additional Class A-1 Notes” means any additional Class A-1 Notes issued or proposed to be issued after the Series 2004-1 Closing Date in accordance with Section 2.1 of this Series Supplement.

“Additional Class A-2 Notes” means any additional Class A-2 Notes issued or proposed to be issued after the Series 2004-1 Closing Date in accordance with Section 2.1 of this Series Supplement.

“Additional Class A-3 Notes” means any additional Class A-3 Notes issued or proposed to be issued after the Series 2004-1 Closing Date in accordance with Section 2.1 of this Series Supplement.

“Additional Class A-4 Notes” means any additional Class A-4 Notes issued or proposed to be issued after the Series 2004-1 Closing Date in accordance with Section 2.1 of this Series Supplement.

“Additional Class A-5 Notes” means any additional Class A-5 Notes issued or proposed to be issued after the Series 2004-1 Closing Date in accordance with Section 2.1 of this Series Supplement.

“Additional Class A-6 Notes” means any additional Class A-6 Notes issued or proposed to be issued after the Series 2004-1 Closing Date in accordance with Section 2.1 of this Series Supplement.

“Additional Class A-7 Notes” means any additional Class A-7 Notes issued or proposed to be issued after the Series 2004-1 Closing Date in accordance with Section 2.1 of this Series Supplement.

“Additional Series 2004-1 Notes” means, collectively, the Additional Class A-1 Notes, the Additional Class A-2 Notes, the Additional Class A-3 Notes, the Additional Class A-4 Notes, the Additional Class A-5 Notes, the Additional Class A-6 Notes and the Additional Class A-7 Notes.

“Adjusted Aggregate Asset Amount” means, as of any day, the sum of (a) the Aggregate Asset Amount and (b) the sum of (1) the amount of cash and Permitted Investments on deposit in the Series 2004-1 Collection Account and available for reduction of the Series 2004-1 Invested Amount and (2) the amount of cash and Permitted Investments on deposit in the Series 2004-1 Excess Collection Account, in each case on such day.

“Agent” means (i) with respect to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-6 Notes and the Class A-7 Notes, Lehman Brothers Inc., in its capacity as agent under the Distribution Agreement with respect to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-6 Notes and the Class A-7 Notes, and (ii) with respect to the Class A-4 Notes and the Class A-5 Notes, Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as agent under the Distribution Agreement with respect to the Class A-4 Notes and the Class A-5 Notes.

“Aggregate Asset Amount Deficiency” means, as of any date of determination, the amount by which the Required Aggregate Asset Amount as of such date exceeds the Aggregate Asset Amount as of such date.

“Applicable Percentage” means, on any date of determination with respect to the Series 2004-1 Notes of any Class, the percentage determined as set forth below based on the prevailing rating of the Series 2004-1 Notes in effect at the close of business on the Business Day immediately preceding such date of determination:

Prevailing Rating	Applicable Percentage

“AAA”/“Aaa”	1.50%

“AA”/“Aa”	1.75%

“A”/“A”	2.25%

“BBB”/“Baa”	2.45%

Below “BBB”/“Baa”	3.50%

For purposes of this definition, the “prevailing rating” of the Series 2004-1 Notes will be:

(a)           “AAA”/“Aaa”, if the Series 2004-1 Notes have a rating of “AAA” by Standard & Poor’s and a rating of “Aaa” by Moody’s;

(b)           if not “AAA”/ “Aaa”, then “AA”/“Aa” if the Series 2004-1 Notes have a rating of “AA-” or better by Standard & Poor’s and a rating of “Aa3” or better by Moody’s;

(c)           if not “AAA”/ “Aaa” or “AA”/“Aa”, then “A”/ “A” if the Series 2004-1 Notes have a rating of “A-” or better by Standard & Poor’s and a rating of “A3” or better by Moody’s;

(d)           if not “AAA”/“Aaa”, “AA”/“Aa” or “A”/“A”, then “BBB”/“Baa” if the Series 2004-1 Notes have a rating of “BBB-” or better by Standard & Poor’s and a rating of “Baa3” or better by Moody’s; and

(e)           if not “AAA”/“Aaa”, “AA”/“Aa”, “A”/“A” or “BBB”/“Baa”, then below “BBB”/“Baa”, whether or not the Series 2004-1 Notes are rated by any rating agency.

“Auction Agent” means the Initial Auction Agent unless and until a Substitute Auction Agent Agreement becomes effective, after which “Auction Agent” shall mean the Substitute Auction Agent.

“Auction Agent Agreement” means the Initial Auction Agent Agreement unless and until a Substitute Auction Agent Agreement is entered into, after which “Auction Agent Agreement” shall mean such Substitute Auction Agent Agreement.

“Auction Agent Fee” means the fee payable to the Auction Agent as set forth in Section 6.4(b) of the Auction Agent Agreement.

“Auction Date” means, with respect to the Series 2004-1 Notes of any Class, the Business Day immediately preceding the first day of each Auction Rate Period therefor, other than:

(a)           each Auction Rate Period commencing after such Series 2004-1 Notes are no longer represented by one or more Restricted Global Notes;

(b)           each Auction Rate Period commencing after the occurrence and during the continuance of a Surety Default; or

(c)           any Auction Rate Period commencing less than two Business Days after the cure of a Surety Default.

“Auction Procedures” means, the procedures set forth in Appendix A to this Series Supplement by which each Auction Rate is determined.

“Auction Rate” means, with respect to the Series 2004-1 Notes of any Class and any Auction Rate Period therefor, each per annum rate of interest that results from the implementation of the Auction Procedures with respect to the Series 2004-1 Notes of such Class on the Auction Date immediately preceding such Auction Rate Period, which rate is determined as described in Section 2.1.1(c)(ii) of the Auction Procedures.

“Auction Rate Period” means, for the Series 2004-1 Notes of any Class, the Initial Auction Rate Period therefor and any Subsequent Auction Rate Period therefor, including any Special Auction Rate Period therefor.

“Broker-Dealer” means (i) with respect to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-6 Notes and the Class A-7 Notes, Lehman Brothers Inc. and each successor or assign permitted pursuant to the terms of the Broker-Dealer Agreement with respect to the Class A-1 Notes, the Class A-2 Notes, the Class A-

3 Notes, the Class A-6 Notes and the Class A-7 Notes and any other financial institution party to a Broker-Dealer Agreement with respect to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-6 Notes and the Class A-7 Notes and (ii) with respect to the Class A-4 Notes and the Class A-5 Notes, Merrill Lynch, Pierce, Fenner & Smith Incorporated and each successor or assign permitted pursuant to the terms of the Broker-Dealer Agreement with respect to the Class A-4 Notes and the Class A-5 Notes and any other financial institution party to a Broker-Dealer Agreement with respect to the Class A-4 Notes and the Class A-5 Notes.

“Broker-Dealer Agreement” means, with respect to the Series 2004-1 Notes of any Class, each agreement between the Auction Agent and a Broker-Dealer with respect to the Series 2004-1 Notes of such Class, pursuant to which such Broker-Dealer has agreed to participate in Note Auctions as set forth in the Auction Procedures, as such agreement may be from time to time amended or supplemented.

“Broker-Dealer Fee” means the fees payable to each Broker-Dealer as set forth in the Broker-Dealer Agreements.

“Business Day” means any day other than (i) a Saturday, Sunday or other day on which banks are authorized or required by law to be closed in New York City, New York, or Chicago, Illinois, (ii) a day on which the Auction Agent is authorized or required by law to be closed and (iii) a day on which the New York Stock Exchange is closed.

“Certificate of Lease Deficit Demand” means a certificate in the form of Annex A to a Series 2004-1 Letter of Credit.

“Certificate of Termination Date Demand” means a certificate in the form of Annex D to a Series 2004-1 Letter of Credit.

“Certificate of Termination Demand” means a certificate in the form of Annex C to a Series 2004-1 Letter of Credit.

“Certificate of Unpaid Demand Note Demand” means a certificate in the form of Annex B to a Series 2004-1 Letter of Credit.

“Class A-1 Adjusted Periodic Interest” means (a) for the Initial Distribution Date, $18,333.33 and (b) for any other Distribution Date with respect to the Class A-1 Notes, the sum of (i) for the Interest Period with respect to such Series 2004-1 Notes ending on the day preceding such Distribution Date, the sum of an amount equal to the product of (l) the Class A-1 Note Rate for such Interest Period, (2) the Class A-1 Outstanding Principal Amount on the first day of such Interest Period, and (3) a fraction, the numerator of which is the number of days in such Interest Period and the denominator of which is 360, and (ii) an amount equal to the amount of any unpaid Series 2004-1 Deficiency Amounts with respect to the Class A-1 Notes, as of the preceding Distribution

Date with respect to such Class A-1 Notes (together with any accrued interest on such Series 2004-1 Deficiency Amounts).

“Class A-1 Expected Final Distribution Date” means if a Series 2004-1 Cap Extension Event occurs on or prior to the August 2007 Program Distribution Date, the first Principal Distribution Date with respect to the Class A-1 Notes occurring on or after the First Potential Series 2004-1 Redemption Date occurring in August 2009.

“Class A-1 Final Distribution Date” means (i) if a Series 2004-1 Cap Extension Event occurs on or prior to the August 2007 Program Distribution Date, the first Principal Distribution Date with respect to the Class A-1 Notes occurring on or after the First Potential Series 2004-1 Redemption Date occurring in August 2010, or (ii) if a Series 2004-1 Cap Extension Event does not occur on or prior to the August 2007 Program Distribution Date, the first Principal Distribution Date with respect to the Class A-1 Notes occurring on or after the First Potential Series 2004-1 Redemption Date occurring in August 2008, as applicable.

“Class A-1 Initial Invested Amount” means the aggregate initial principal amount of the Class A-1 Notes, which is $100,000,000.

“Class A-1 Invested Amount” means, when used with respect to any date, an amount equal to (a) the Class A-1 Outstanding Principal Amount plus (b) the sum of (i) the aggregate principal amount of any Class A-1 Notes redeemed with the proceeds of a demand on the Surety Bond on or prior to such date and (ii) the aggregate principal amount of Class A-1 Notes the redemption of which shall have been rescinded for any reason.

“Class A-1 Note Rate” means with respect to the Initial Auction Rate Period for the Class A-1 Notes, 1.10% per annum, and for any subsequent Auction Rate Period for the Class A-1 Notes, the rate per annum at which interest is payable on the Class A-1 Notes for such Interest Period as determined in accordance with Section 3.3(c) of this Series Supplement.

“Class A-1 Notes” means any one of the Series 2004-1 Rental Car Asset Backed Auction Rate Notes, Class A-1, executed by ARG and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A-1 hereto.  Definitive Class A-1 Notes shall have such insertions and deletions as are necessary to give effect to the provisions of Section 2.18 of the Base Indenture.

“Class A-1 Outstanding Principal Amount” means, when used with respect to any date, an amount equal to (a) the Class A-1 Initial Invested Amount minus (b) the aggregate principal amount of Class A-1 Notes which shall have been redeemed pursuant to Section 9.1 or 9.2 of this Series Supplement on or prior to such date plus (c) the aggregate principal amount of any Additional Class A-1 Notes issued after the Series 2004-1 Closing Date and on or prior to such date.

“Class A-1 Periodic Interest” means, with respect to any Interest Period for the Class A-1 Notes, an amount equal to the product of (A) the Class A-1 Invested Amount on the first day of such Interest Period, (B) the Class A-1 Note Rate for such Interest Period and (C) the number of days in such Interest Period divided by 360.

“Class A-2 Adjusted Periodic Interest” means (a) for the Initial Distribution Date, $24,266.67 and (b) for any other Distribution Date with respect to the Class A-2 Notes, the sum of (i) for the Interest Period with respect to such Series 2004-1 Notes ending on the day preceding such Distribution Date, the sum of an amount equal to the product of (l) the Class A-2 Note Rate for such Interest Period, (2) the Class A-2 Outstanding Principal Amount on the first day of such Interest Period, and (3) a fraction, the numerator of which is the number of days in such Interest Period and the denominator of which is 360, and (ii) an amount equal to the amount of any unpaid Series 2004-1 Deficiency Amounts with respect to the Class A-2 Notes, as of the preceding Distribution Date with respect to such Class A-2 Notes (together with any accrued interest on such Series 2004-1 Deficiency Amounts).

“Class A-2 Expected Final Distribution Date” means if a Series 2004-1 Cap Extension Event occurs on or prior to the August 2007 Program Distribution Date, the first Principal Distribution Date with respect to the Class A-2 Notes occurring on or after the First Potential Series 2004-1 Redemption Date occurring in August 2009.

“Class A-2 Final Distribution Date” means (i) if a Series 2004-1 Cap Extension Event occurs on or prior to the August 2007  Program Distribution Date, the first Principal Distribution Date with respect to the Class A-2 Notes occurring on or after the First Potential Series 2004-1 Redemption Date occurring in August 2010, or (ii) if a Series 2004-1 Cap Extension Event does not occur on or prior to the August 2007 Program Distribution Date, the first Principal Distribution Date with respect to the Class A-2 Notes occurring on or after the First Potential Series 2004-1 Redemption Date occurring in August 2008, as applicable.

“Class A-2 Initial Invested Amount” means the aggregate initial principal amount of the Class A-2 Notes, which is $60,000,000.

“Class A-2 Invested Amount” means, when used with respect to any date, an amount equal to (a) the Class A-2 Outstanding Principal Amount plus (b) the sum of (i) the aggregate principal amount of any Class A-2 Notes redeemed with the proceeds of a demand on the Surety Bond on or prior to such date and (ii) the aggregate principal amount of Class A-2 Notes the redemption of which shall have been rescinded for any reason.

“Class A-2 Note Rate” means with respect to the Initial Auction Rate Period for the Class A-2 Notes, 1.12% per annum, and for any subsequent Auction Rate Period for the Class A-2 Notes, the rate per annum at which interest is payable on the

Class A-2 Notes for such Interest Period as determined in accordance with Section 3.3(c) of this Series Supplement.

“Class A-2 Notes” means any one of the Series 2004-1 Rental Car Asset Backed Auction Rate Notes, Class A-2, executed by ARG and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A-2 hereto.  Definitive Class A-2 Notes shall have such insertions and deletions as are necessary to give effect to the provisions of Section 2.18 of the Base Indenture.

“Class A-2 Outstanding Principal Amount” means, when used with respect to any date, an amount equal to (a) the Class A-2 Initial Invested Amount minus (b) the aggregate principal amount of Class A-2 Notes which shall have been redeemed pursuant to Section 9.1 or 9.2 of this Series Supplement on or prior to such date plus (c) the aggregate principal amount of any Additional Class A-2 Notes issued after the Series 2004-1 Closing Date and on or prior to such date.

“Class A-2 Periodic Interest” means, with respect to any Interest Period for the Class A-2 Notes, an amount equal to the product of (A) the Class A-2 Invested Amount on the first day of such Interest Period, (B) the Class A-2 Note Rate for such Interest Period and (C) the number of days in such Interest Period divided by 360.

“Class A-3 Adjusted Periodic Interest” means (a) for the Initial Distribution Date, $37,333.33 and (b) for any other Distribution Date with respect to the Class A-3 Notes, the sum of (i) for the Interest Period with respect to such Series 2004-1 Notes ending on the day preceding such Distribution Date, the sum of an amount equal to the product of (l) the Class A-3 Note Rate for such Interest Period, (2) the Class A-3 Outstanding Principal Amount on the first day of such Interest Period, and (3) a fraction, the numerator of which is the number of days in such Interest Period and the denominator of which is 360, and (ii) an amount equal to the amount of any unpaid Series 2004-1 Deficiency Amounts with respect to the Class A-3 Notes, as of the preceding Distribution Date with respect to such Class A-3 Notes (together with any accrued interest on such Series 2004-1 Deficiency Amounts).

“Class A-3 Expected Final Distribution Date” means if a Series 2004-1 Cap Extension Event occurs on or prior to the August 2007  Program Distribution Date, the first Principal Distribution Date with respect to the Class A-3 Notes occurring on or after the First Potential Series 2004-1 Redemption Date occurring in August 2009.

“Class A-3 Final Distribution Date” means (i) if a Series 2004-1 Cap Extension Event occurs on or prior to the August 2007  Program Distribution Date, the first Principal Distribution Date with respect to the Class A-3 Notes occurring on or after the First Potential Series 2004-1 Redemption Date occurring in August 2010, or (ii) if a Series 2004-1 Cap Extension Event does not occur on or prior to the August 2007 Program Distribution Date, the first Principal Distribution Date with respect to the Class

A-3 Notes occurring on or after the First Potential Series 2004-1 Redemption Date occurring in August 2008, as applicable.

“Class A-3 Initial Invested Amount” means the aggregate initial principal amount of the Class A-3 Notes, which is $60,000,000.

“Class A-3 Invested Amount” means, when used with respect to any date, an amount equal to (a) the Class A-3 Outstanding Principal Amount plus (b) the sum of (i) the aggregate principal amount of any Class A-3 Notes redeemed with the proceeds of a demand on the Surety Bond on or prior to such date and (ii) the aggregate principal amount of Class A-3 Notes the redemption of which shall have been rescinded for any reason.

“Class A-3 Note Rate” means with respect to the Auction Rate Interest Period for the Class A-3 Notes, 1.12% per annum, and for any subsequent Auction Rate Period for the Class A-3 Notes, the rate per annum at which interest is payable on the Class A-3 Notes for such Interest Period as determined in accordance with Section 3.3(c) of this Series Supplement.

“Class A-3 Notes” means any one of the Series 2004-1 Rental Car Asset Backed Auction Rate Notes, Class A-3, executed by ARG and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A-3 hereto.  Definitive Class A-3 Notes shall have such insertions and deletions as are necessary to give effect to the provisions of Section 2.18 of the Base Indenture.

“Class A-3 Outstanding Principal Amount” means, when used with respect to any date, an amount equal to (a) the Class A-3 Initial Invested Amount minus (b) the aggregate principal amount of Class A-3 Notes which shall have been redeemed pursuant to Section 9.1 or 9.2 of this Series Supplement on or prior to such date plus (c) the aggregate principal amount of any Additional Class A-3 Notes issued after the Series 2004-1 Closing Date and on or prior to such date.

“Class A-3 Periodic Interest” means, with respect to any Interest Period for the Class A-3 Notes, an amount equal to the product of (A) the Class A-3 Invested Amount on the first day of such Interest Period, (B) the Class A-3 Note Rate for such Interest Period and (C) the number of days in such Interest Period divided by 360.

“Class A-4 Adjusted Periodic Interest” means (a) for the Initial Distribution Date, $50,400.00 and (b) for any other Distribution Date with respect to the Class A-4 Notes, the sum of (i) for the Interest Period with respect to such Series 2004-1 Notes ending on the day preceding such Distribution Date, the sum of an amount equal to the product of (l) the Class A-4 Note Rate for such Interest Period, (2) the Class A-4 Outstanding Principal Amount on the first day of such Interest Period, and (3) a fraction, the numerator of which is the number of days in such Interest Period and the denominator of which is 360, and (ii) an amount equal to the amount of any unpaid Series 2004-1 Deficiency Amounts with respect to the Class A-4 Notes, as of the preceding Distribution

Date with respect to such Class A-4 Notes (together with any accrued interest on such Series 2004-1 Deficiency Amounts).

“Class A-4 Expected Final Distribution Date” means if a Series 2004-1 Cap Extension Event occurs on or prior to the August 2007 Program Distribution Date, the first Principal Distribution Date with respect to the Class A-4 Notes occurring on or after the First Potential Series 2004-1 Redemption Date occurring in August 2009.

“Class A-4 Final Distribution Date” means (i) if a Series 2004-1 Cap Extension Event occurs on or prior to the August 2007 Program Distribution Date, the first Principal Distribution Date with respect to the Class A-4 Notes occurring on or after the First Potential Series 2004-1 Redemption Date occurring in August 2010, or (ii) if a Series 2004-1 Cap Extension Event does not occur on or prior to the August 2007 Program Distribution Date, the first Principal Distribution Date with respect to the Class A-4 Notes occurring on or after the First Potential Series 2004-1 Redemption Date occurring in August 2008, as applicable.

“Class A-4 Initial Invested Amount” means the aggregate initial principal amount of the Class A-4 Notes, which is $60,000,000.

“Class A-4 Invested Amount” means, when used with respect to any date, an amount equal to (a) the Class A-4 Outstanding Principal Amount plus (b) the sum of (i) the aggregate principal amount of any Class A-4 Notes redeemed with the proceeds of a demand on the Surety Bond on or prior to such date and (ii) the aggregate principal amount of Class A-4 Notes the redemption of which shall have been rescinded for any reason.

“Class A-4 Note Rate” means with respect to the Initial Auction Rate Period for the Class A-4 Notes, 1.12% per annum, and for any subsequent Auction Rate Period for the Class A-4 Notes, the rate per annum at which interest is payable on the Class A-4 Notes for such Interest Period as determined in accordance with Section 3.3(c)of this Series Supplement.

“Class A-4 Notes” means any one of the Series 2004-1 Rental Car Asset Backed Auction Rate Notes, Class A-4, executed by ARG and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A-4 hereto.  Definitive Class A-4 Notes shall have such insertions and deletions as are necessary to give effect to the provisions of Section 2.18 of the Base Indenture.

“Class A-4 Outstanding Principal Amount” means, when used with respect to any date, an amount equal to (a) the Class A-4 Initial Invested Amount minus (b) the aggregate principal amount of Class A-4 Notes which shall have been redeemed pursuant to Section 9.1 or 9.2 of this Series Supplement on or prior to such date plus (c) the aggregate principal amount of any Additional Class A-4 Notes issued after the Series 2004-1 Closing Date and on or prior to such date.

“Class A-4 Periodic Interest” means, with respect to any Interest Period for the Class A-4 Notes, an amount equal to the product of (A) the Class A-4 Invested Amount on the first day of such Interest Period, (B) the Class A-4 Note Rate for such Interest Period and (C) the number of days in such Interest Period divided by 360.

“Class A-5 Adjusted Periodic Interest” means (a) for the Initial Distribution Date, $63,466.67 and (b) for any other Distribution Date with respect to the Class A-5 Notes, the sum of (i) for the Interest Period with respect to such Series 2004-1 Notes ending on the day preceding such Distribution Date, the sum of an amount equal to the product of (l) the Class A-5 Note Rate for such Interest Period, (2) the Class A-5 Outstanding Principal Amount on the first day of such Interest Period, and (3) a fraction, the numerator of which is the number of days in such Interest Period and the denominator of which is 360, and (ii) an amount equal to the amount of any unpaid Series 2004-1 Deficiency Amounts with respect to the Class A-5 Notes, as of the preceding Distribution Date with respect to such Class A-5 Notes (together with any accrued interest on such Series 2004-1 Deficiency Amounts).

“Class A-5 Expected Final Distribution Date” means if a Series 2004-1 Cap Extension Event occurs on or prior to the August 2007  Program Distribution Date, the first Principal Distribution Date with respect to the Class A-5 Notes occurring on or after the First Potential Series 2004-1 Redemption Date occurring in August 2009.

“Class A-5 Final Distribution Date” means (i) if a Series 2004-1 Cap Extension Event occurs on or prior to the August 2007 Program Distribution Date, the first Principal Distribution Date with respect to the Class A-5 Notes occurring on or after the First Potential Series 2004-1 Redemption Date occurring in August 2010, or (ii) if a Series 2004-1 Cap Extension Event does not occur on or prior to the August 2007 Program Distribution Date, the first Principal Distribution Date with respect to the Class A-5 Notes occurring on or after the First Potential Series 2004-1 Redemption Date occurring in August 2008, as applicable.

“Class A-5 Initial Invested Amount” means the aggregate initial principal amount of the Class A-5 Notes, which is $60,000,000.

“Class A-5 Invested Amount” means, when used with respect to any date, an amount equal to (a) the Class A-5 Outstanding Principal Amount plus (b) the sum of (i) the aggregate principal amount of any Class A-5 Notes redeemed with the proceeds of a demand on the Surety Bond on or prior to such date and (ii) the aggregate principal amount of Class A-5 Notes the redemption of which shall have been rescinded for any reason.

“Class A-5 Note Rate” means with respect to the Initial Auction Rate Period for the Class A-5 Notes, 1.12% per annum, and for any subsequent Auction Rate Period for the Class A-5 Notes, the rate per annum at which interest is payable on the

Class A-5 Notes for such Interest Period as determined in accordance with Section 3.3(c)of this Series Supplement.

“Class A-5 Notes” means any one of the Series 2004-1 Rental Car Asset Backed Auction Rate Notes, Class A-5, executed by ARG and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A-5 hereto.  Definitive Class A-5 Notes shall have such insertions and deletions as are necessary to give effect to the provisions of Section 2.18 of the Base Indenture.

“Class A-5 Outstanding Principal Amount” means, when used with respect to any date, an amount equal to (a) the Class A-5 Initial Invested Amount minus (b) the aggregate principal amount of Class A-5 Notes which shall have been redeemed pursuant to Section 9.1 or 9.2 of this Series Supplement on or prior to such date plus (c) the aggregate principal amount of any Additional Class A-5 Notes issued after the Series 2004-1 Closing Date and on or prior to such date.

“Class A-5 Periodic Interest” means, with respect to any Interest Period for the Class A-5 Notes, an amount equal to the product of (A) the Class A-5 Invested Amount on the first day of such Interest Period, (B) the Class A-5 Note Rate for such Interest Period and (C) the number of days in such Interest Period divided by 360.

“Class A-6 Adjusted Periodic Interest” means (a) for the Initial Distribution Date, $90,400.00 and (b) for any other Distribution Date with respect to the Class A-6 Notes, the sum of (i) for the Interest Period with respect to such Series 2004-1 Notes ending on the day preceding such Distribution Date, the sum of an amount equal to the product of (l) the Class A-6 Note Rate for such Interest Period, (2) the Class A-6 Outstanding Principal Amount on the first day of such Interest Period, and (3) a fraction, the numerator of which is the number of days in such Interest Period and the denominator of which is 360, and (ii) an amount equal to the amount of any unpaid Series 2004-1 Deficiency Amounts with respect to the Class A-6 Notes, as of the preceding Distribution Date with respect to such Class A-6 Notes (together with any accrued interest on such Series 2004-1 Deficiency Amounts).

“Class A-6 Expected Final Distribution Date” means if a Series 2004-1 Cap Extension Event occurs on or prior to the August 2007  Program Distribution Date, the first Principal Distribution Date with respect to the Class A-6 Notes occurring on or after the First Potential Series 2004-1 Redemption Date occurring in August 2009.

“Class A-6 Final Distribution Date” means (i) if a Series 2004-1 Cap Extension Event occurs on or prior to the August 2007 Program Distribution Date, the first Principal Distribution Date with respect to the Class A-6 Notes occurring on or after the First Potential Series 2004-1 Redemption Date occurring in August 2010, or (ii) if a Series 2004-1 Cap Extension Event does not occur on or prior to the August 2007 Program Distribution Date, the first Principal Distribution Date with respect to the Class

A-6 Notes occurring on or after the First Potential Series 2004-1 Redemption Date occurring in August 2008, as applicable.

“Class A-6 Initial Invested Amount” means the aggregate initial principal amount of the Class A-6 Notes, which is $60,000,000.

“Class A-6 Invested Amount” means, when used with respect to any date, an amount equal to (a) the Class A-6 Outstanding Principal Amount plus (b) the sum of (i) the aggregate principal amount of any Class A-6 Notes redeemed with the proceeds of a demand on the Surety Bond on or prior to such date and (ii) the aggregate principal amount of Class A-6 Notes the redemption of which shall have been rescinded for any reason.

“Class A-6 Note Rate” means with respect to the Initial Auction Rate Period for the Class A-6 Notes, 1.13% per annum, and for any subsequent Auction Rate Period for the Class A-6 Notes, the rate per annum at which interest is payable on the Class A-6 Notes for such Interest Period as determined in accordance with Section 3.3(c)of this Series Supplement.

“Class A-6 Notes” means any one of the Series 2004-1 Rental Car Asset Backed Auction Rate Notes, Class A-6, executed by ARG and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A-6 hereto.  Definitive Class A-6 Notes shall have such insertions and deletions as are necessary to give effect to the provisions of Section 2.18 of the Base Indenture.

“Class A-6 Outstanding Principal Amount” means, when used with respect to any date, an amount equal to (a) the Class A-6 Initial Invested Amount minus (b) the aggregate principal amount of Class A-6 Notes which shall have been redeemed pursuant to Section 9.1 or 9.2 of this Series Supplement on or prior to such date plus (c) the aggregate principal amount of any Additional Class A-6 Notes issued after the Series 2004-1 Closing Date and on or prior to such date.

“Class A-6 Periodic Interest” means, with respect to any Interest Period for the Class A-6 Notes, an amount equal to the product of (A) the Class A-6 Invested Amount on the first day of such Interest Period, (B) the Class A-6 Note Rate for such Interest Period and (C) the number of days in such Interest Period divided by 360.

“Class A-7 Adjusted Periodic Interest” means (a) for the Initial Distribution Date, $260,527.78 and (b) for any other Distribution Date with respect to the Class A-7 Notes, the sum of (i) for the Interest Period with respect to such Series 2004-1 Notes ending on the day preceding such Distribution Date, the sum of an amount equal to the product of (l) the Class A-7 Note Rate for such Interest Period, (2) the Class A-7 Outstanding Principal Amount on the first day of such Interest Period, and (3) a fraction, the numerator of which is the number of days in such Interest Period and the denominator of which is 360, and (ii) an amount equal to the amount of any unpaid Series 2004-1 Deficiency Amounts with respect to the Class A-7 Notes, as of the preceding Distribution

Date with respect to such Class A-7 Notes (together with any accrued interest on such Series 2004-1 Deficiency Amounts).

“Class A-7 Expected Final Distribution Date” means if a Series 2004-1 Cap Extension Event occurs on or prior to the August 2007 Program Distribution Date, the first Principal Distribution Date with respect to the Class A-7 Notes occurring on or after the First Potential Series 2004-1 Redemption Date occurring in August 2009.

“Class A-7 Final Distribution Date” means (i) if a Series 2004-1 Cap Extension Event occurs on or prior to the August 2007 Program Distribution Date, the first Principal Distribution Date with respect to the Class A-7 Notes occurring on or after the First Potential Series 2004-1 Redemption Date occurring in August 2010, or (ii) if a Series 2004-1 Cap Extension Event does not occur on or prior to the August 2007 Program Distribution Date, the first Principal Distribution Date with respect to the Class A-7 Notes occurring on or after the First Potential Series 2004-1 Redemption Date occurring in August 2008, as applicable.

“Class A-7 Initial Invested Amount” means the aggregate initial principal amount of the Class A-7 Notes, which is $100,000,000.

“Class A-7 Invested Amount” means, when used with respect to any date, an amount equal to (a) the Class A-7 Outstanding Principal Amount plus (b) the sum of (i) the aggregate principal amount of any Class A-7 Notes redeemed with the proceeds of a demand on the Surety Bond on or prior to such date and (ii) the aggregate principal amount of Class A-7 Notes the redemption of which shall have been rescinded for any reason.

“Class A-7 Note Rate” means with respect to the Initial Auction Rate Period for the Class A-7 Notes, 1.13% per annum, and for any subsequent Auction Rate Period for the Class A-7 Notes, the rate per annum at which interest is payable on the Class A-7 Notes for such Interest Period as determined in accordance with Section 3.3(c)of this Series Supplement.

“Class A-7 Notes” means any one of the Series 2004-1 Rental Car Asset Backed Auction Rate Notes, Class A-7, executed by ARG and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A-7 hereto.  Definitive Class A-7 Notes shall have such insertions and deletions as are necessary to give effect to the provisions of Section 2.18 of the Base Indenture.

“Class A-7 Outstanding Principal Amount” means, when used with respect to any date, an amount equal to (a) the Class A-7 Initial Invested Amount minus (b) the aggregate principal amount of Class A-7 Notes which shall have been redeemed pursuant to Section 9.1 or 9.2 of this Series Supplement on or prior to such date plus (c) the aggregate principal amount of any Additional Class A-7 Notes issued after the Series 2004-1 Closing Date and on or prior to such date.

 “Class A-7 Periodic Interest” means, with respect to any Interest Period for the Class A-7 Notes, an amount equal to the product of (A) the Class A-7 Invested Amount on the first day of such Interest Period, (B) the Class A-7 Note Rate for such Interest Period and (C) the number of days in such Interest Period divided by 360.

“Class Invested Amount” means, with respect to the Series 2004-1 Notes of any Class, the Class A-1 Invested Amount, the Class A-2 Invested Amount, the Class A-3 Invested Amount, the Class A-4 Invested Amount, the Class A-5 Invested Amount, the Class A-6 Invested Amount or the Class A-7 Invested Amount, as the case may be.

“Class Percentage” means, with respect to the Series 2004-1 Notes of any Class, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the Class Invested Amount of the Series 2004-1 Notes of such Class and the denominator of which is the aggregate Invested Amounts of each Series of Group I Notes outstanding as of such date.

“Consolidated Net Income” means, for any period, the net income (loss) of Worldwide and its consolidated Subsidiaries determined in accordance with GAAP as in effect on the date hereof and without giving effect to subsequently promulgated GAAP or any changes in the manner in which GAAP would be applied.

“Determination Date” means the third Business Day prior to each Program Distribution Date.

“Disposition Agent Unpaid Fee Amount” has the meaning specified in Section 3.7(f) of this Series Supplement.

“Disposition Proceeds” means the net proceeds (other than (i) the portion of the Repurchase Price payable by the Manufacturer pursuant to a Manufacturer Program or (ii) with respect to Series 2004-1 Non-Program Vehicles, the portion of the net proceeds payable by any Lessee pursuant to the applicable Lease) from the sale or disposition of a Vehicle to any Person, whether at an auction or otherwise.

“Distribution Agreement” means, with respect to the Series 2004-1 Notes of any Class, the agreement among ARG, Vanguard Holdings and an Agent pursuant to which such Agent agrees, subject to the terms and conditions thereof, to solicit bids to purchase Additional Series 2004-1 Notes of such Class.

“Distribution Date” with respect to the Series 2004-1 Notes of each Class has the meaning set forth in Section 3.3(a) of this Series Supplement.

“Distribution Date Statement” means the statement to be provided to the Trustee pursuant to Section 9.5(a) of this Series Supplement.

“Existing Series 2004-1 Noteholder” of the Series 2004-1 Notes of any Class means a Person who has signed and delivered to the Broker-Dealer with respect to the Series 2004-1 Notes of such Class or the Agent with respect to the Series 2004-1 Notes of such Class, as applicable, a Purchaser’s Letter and is listed as the beneficial owner of the Series 2004-1 Notes of such Class in the Existing Series 2004-1 Noteholder Registry of such Class.

“Existing Series 2004-1 Noteholder Registry” means the register in respect of the Series 2004-1 Notes of each Class maintained by the Auction Agent pursuant to Section 2.2(c) of the Auction Agent Agreement.

“Expected Final Distribution Date” means with respect to the Series 2004-1 Notes of any Class, the Class A-1 Expected Final Distribution Date, the Class A-2 Expected Final Distribution Date, the Class A-3 Expected Final Distribution Date, the Class A-4 Expected Final Distribution Date, the Class A-5 Expected Final Distribution Date, the Class A-6 Expected Final Distribution Date or the Class A-7 Expected Final Distribution Date, as applicable.

“Fair Market Value” means, with respect to any Vehicle as of any date of determination, the wholesale market value of such Vehicle as specified in the Related Month’s Lease Guide, for the model class and model year of such Vehicle based on the average equipment and the average mileage of each vehicle of such model class and model year; provided, that if the Lease Guide is not being published or the Lease Guide is being published but such Vehicle is not included therein, the Finance Guide at the beginning of the model year shall be used to estimate the wholesale market value of the Vehicle, based on the Vehicle’s model class and model year or the closest model class and model year thereto and a vehicle condition of “average” (as defined in the Finance Guide); provided, further, that if the Finance Guide is not being published or the Finance Guide is being published but such Vehicle is not included therein, the wholesale market value of such Vehicle shall be based on an independent third-party data source, and determined in accordance with a methodology, with respect to which the Series 2004-1 Rating Agency Confirmation and Consent Condition shall have been satisfied; provided, further, that if no such third-party data source or methodology shall have been so approved or any such third-party source or methodology is not available, the wholesale market value of such Vehicle shall be the Capitalized Cost of such Vehicle less depreciation charges at a rate equal to the Vanguard Historical Depreciation Rate as of such date of the Capitalized Cost of such Vehicle since the date of such Vehicle’s purchase.

“Fair Market Value Average” means, as of any Determination Date, the percentage equivalent of a fraction, the numerator of which is the average of the sum of the respective Fair Market Values of each Series 2004-1 Non-Program Vehicle (including, for the avoidance of doubt, any Series 2004-1 Non-Program Vehicle that was a Series 2004-1 Program Vehicle but was redesignated as a Series 2004-1 Non-Program Vehicle as a result of a Manufacturer Event of Default, effective as of the second Determination Date following such redesignation, but only for so long as such Series 2004-1 Non-Program Vehicle is designated as a Series 2004-1 Non-Program Vehicle, but excluding Series 2004-1 Ineligible Program Vehicles) subject to the Leases as of such Determination Date and the two Determination Dates precedent thereto and the denominator of which is the average of the aggregate Net Book Value of each Series 2004-1 Non-Program Vehicle (including, for the avoidance of doubt, any Series 2004-1 Non-Program Vehicle that was a Series 2004-1 Program Vehicle but was redesignated as a Series 2004-1 Non-Program Vehicle as a result of a Manufacturer Event of Default, effective as of the second Determination Date following such redesignation, but only for so long as such Series 2004-1 Non-Program Vehicle is designated as a Series 2004-1 Non-Program Vehicle, but excluding Series 2004-1 Ineligible Program Vehicles) subject to the Leases as of such Determination Date and the two Determination Dates precedent thereto; provided that for purposes of determining the Net Book Value of any Series 2004-1 Program Vehicle that was redesignated as a Series 2004-1 Non-Program Vehicle as a result of a Manufacturer Event of Default, notwithstanding the definition of Net Book Value set forth in the Base Indenture, Net Book Value shall be determined, for purposes of calculating the Fair Market Value and Fair Market Value Average, by applying the Depreciation Schedule (and applicable Depreciation Charges) established for such Series 2004-1 Non-Program Vehicle when such Series 2004-1 Non-Program Vehicle was redesignated in accordance with the provisions of the applicable Lease.

“Final Distribution Date” means with respect to the Series 2004-1 Notes of any Class, the Class A-1 Final Distribution Date, the Class A-2 Final Distribution Date, the Class A-3 Final Distribution Date, the Class A-4 Final Distribution Date, the Class A-5 Final Distribution Date, the Class A-6 Final Distribution Date or the Class A-7 Final Distribution Date, as applicable.

“First Potential Series 2004-1 Redemption Date” means the fifth Business Day after the Determination Date in each calendar month.

“GM Freeze Vehicle Amount” means, as of any date of determination (x) (1) on which a Series 2004-1 Optional Incremental GM Enhancement Period is not in effect and (2) either (A) in any period during which no Manufacturer Event of Default with respect to GM has occurred and is continuing or (B) which is less than 31 days after the occurrence of a Specified Manufacturer Event of Default with respect to GM that is continuing, an amount equal to the sum, rounded to the nearest $100,000, of the following amounts to the extent that such amounts are included in the definition of “Aggregate Asset Amount” for such date:  (i) the Net Book Value of all GM Freeze Vehicles that are Eligible Vehicles as of such date and not turned in to GM pursuant to its Manufacturer Program, or not otherwise sold or deemed to be sold under the related Leasing Company Related Documents, plus (ii) all amounts receivable by a Leasing Company as of such date (other than Excluded Payments) from GM under its Manufacturer Program with respect to Eligible Vehicles that were GM Freeze Vehicles (other than Exchanged Vehicles) (as of the applicable Disposition Date) and turned in to GM pursuant to such Manufacturer Program and the aggregate of all Eligible Receivables owned by a Leasing Company, financed under the related Leasing Company Indenture and owed by GM with respect to a GM Freeze Vehicle under and in accordance with its

Manufacturer Program, plus (iii) with regard to Eligible Vehicles that were GM Freeze Vehicles (as of the applicable Disposition Date) that have been turned in to GM, or otherwise sold, any Casualty Payments or Termination Payments with respect to such Eligible Vehicles due and payable as of such date under the Leases, plus (iv) with regard to Eligible Vehicles that were GM Freeze Vehicles (as of the applicable Disposition Date) that have been turned in to GM, or otherwise sold, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles that were GM Freeze Vehicles (net of amounts set forth in clauses (ii) and (iii) above), plus (v) if such date of determination is during the period from and including a Determination Date to but excluding the next Program Distribution Date, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles that were GM Freeze Vehicles that have not been turned in to GM or otherwise sold, as of such date of determination and (y) (1) on which a Series 2004-1 Optional Incremental GM Enhancement Period is in effect, (2) in any period during which a Manufacturer Event of Default other than a Specified Manufacturer Event of Default with respect to GM has occurred and is continuing, or (3) which is at least 31 days after the occurrence of a Specified Manufacturer Event of Default with respect to GM that is continuing, zero.

“GM Freeze Vehicle Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the GM Freeze Vehicle Amount as of such date and the denominator of which is the Aggregate Asset Amount as of such date.

“GM Program Vehicle Amount” means, as of any date of determination (a) on which GM is a Series 2004-1 Eligible Program Manufacturer, an amount equal to the sum, rounded to the nearest $100,000, of the following amounts to the extent that such amounts are included in the definition of “Aggregate Asset Amount” for such date:  (i) the Net Book Value of all Series 2004-1 Program Vehicles that are Eligible Vehicles as of such date that were manufactured by GM and were not turned in to GM pursuant to its Manufacturer Program, if any, or delivered for Auction pursuant to its Manufacturer Program, if any, or not otherwise sold or deemed to be sold under the related Leasing Company Related Documents, (ii) all amounts receivable by a Leasing Company as of such date (other than Excluded Payments) from GM under Manufacturer Programs with respect to Eligible Vehicles (other than Exchanged Vehicles) (as of the applicable disposition date) that were manufactured by GM, and that were turned in to GM pursuant to any such Manufacturer Program or delivered for Auction pursuant to any Manufacturer Program and the aggregate of all Eligible Receivables owned by a Leasing Company, financed under the related Leasing Company Indenture and owed by GM in respect of Eligible Vehicles under and in accordance with a Manufacturer Program, (iii) with regard to Eligible Vehicles that were Series 2004-1 Program Vehicles (as of the applicable disposition date) that were manufactured by GM and that have been delivered for Auction, all amounts receivable (other than amounts specified in clause (ii) above) from any person or entity in connection with the Auction of such Eligible Vehicles as of such date, (iv) with regard to Eligible Vehicles that were Series 2004-1 Program Vehicles (as of the applicable disposition date) that were manufactured by GM and that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any Casualty Payments or Termination Payments with respect to such Eligible Vehicles due and payable as of such date under the Leases, (v) with regard to Eligible Vehicles that were Series 2004-1 Program Vehicles (as of the applicable disposition date) that were manufactured by GM and that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles (net of amounts set forth in clauses (ii), (iii) and (iv) above), and (vi) if such date of determination is during the period from and including a Determination Date to but excluding the next Program Distribution Date, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles and that have not been turned in to GM for Auction or otherwise sold, as of such date of determination, or (b) on which GM is not a Series 2004-1 Eligible Program Manufacturer, zero.

“Hyundai” means Hyundai Motor America Corporation, a California corporation, and its successors.

“Increase” has the meaning set forth in Section 2.1(a) of this Series Supplement.

“Initial Auction Agent” means The Bank of New York, a New York banking corporation, and its permitted successors and assigns.

“Initial Auction Agent Agreement” means the Auction Agent Agreement, dated as of February 19, 2004, between ARG and the Initial Auction Agent, including any amendment thereof or supplement thereto.

“Initial Auction Rate Period” means, for any Class of Series 2004-1 Notes, the period from and including the Series 2004-1 Closing Date to but excluding the Initial Distribution Date with respect to such Class of Series 2004-1 Notes.

“Initial Distribution Date” means (i) with respect to the Class A-1 Notes, February 25, 2004, (ii) with respect to the Class A-2 Notes, March 3, 2004, (iii) with respect to the Class A-3 Notes, March 10, 2004, (iv) with respect to the Class A-4 Notes, March 17, 2004, (v) with respect to the Class A-5 Notes, March 24, 2004, (vi) with respect to the Class A-6 Notes, April 7, 2004 and (vii) with respect to the Class A-7 Notes, May 12, 2004.

“Initial Interest Period” means, for the Series 2004-1 Notes of any Class, the period from and including the Series 2004-1 Closing Date to but excluding the Initial Distribution Date with respect to such Class of Series 2004-1 Notes.

“Initial Rapid Principal Determination Date” has the meaning specified in Section 3.5(a) of this Series Supplement.

“Initial Scheduled Principal Determination Date” has the meaning specified in Section 3.5(a) of this Series Supplement.

“Insurance Agreement” means the Insurance Agreement, dated as February 19, 2004, among the Surety Provider, the Trustee and ARG, as amended, modified, restated or supplemented from time to time in accordance with the terms thereof.

“Insured Principal Deficit Amount” means, with respect to any Program Distribution Date, the excess, if any, of (i) the Series 2004-1 Outstanding Principal Amount measured as of such Program Distribution Date over (ii) the sum on such Program Distribution Date of (A) the Series 2004-1 Aggregate Asset Amount, (B) the amount of cash and Permitted Investments on deposit in the Series 2004-1 Excess Collection Account, (C) the Series 2004-1 Available Reserve Account Amount, (D) the Series 2004-1 Letter of Credit Amount and (E) the amount on deposit in the Series 2004-1 Distribution Account and allocated to effect a redemption of the Series 2004-1 Notes of any Class.

“Interest Period” means for any Class of Series 2004-1 Notes, the period from and including one Distribution Date with respect to such Class of Series 2004-1 Notes to but excluding the next succeeding Distribution Date with respect to such Class of Series 2004-1 Notes.

“Kia” means Kia Motors America, Inc., a California corporation, and its successors.

“Lease Deficit Disbursement” means an amount drawn under a Series 2004-1 Letter of Credit pursuant to a Certificate of Lease Deficit Demand.

“Lease Payment Deficit Notice” has the meaning specified in Section 3.2(g) of this Series Supplement.

“LIBOR” means, on any date of determination for any Auction Rate Period:

(a)           subject to clause (b) below,

(i)            for any Standard Auction Rate Period or any Special Auction Rate Period of fewer than 14 Rate Period Days, the offered rates for deposits in U.S. dollars for a seven-day period which appears on Telerate Page 3750 at approximately 11:00 a.m., London time, on such date, or if such date is not a date on which dealings in U.S. dollars are transacted in the London interbank market, then on the next preceding day on which such dealings were transacted in such market;

(ii)           for any Special Auction Rate Period of 14 or more but fewer than 21 Rate Period Days, such rate for deposits in U.S. dollars for a 14-day period on such date, or if such date is not a date on which dealings in U.S. dollars are transacted in the London interbank market, then on the next preceding day on which such dealings were transacted in such market;

(iii)          for any Standard Auction Rate Period or Special Auction Rate Period of 21 or more but fewer than 49 Rate Period Days, such rate for deposits in U.S. dollars for a one-month period on such date, or if such date is not a date on which dealings in U.S. dollars are transacted in the London interbank market, then on the next preceding day on which such dealings were transacted in such market;

(iv)          for any Special Auction Rate Period of 49 or more but fewer than 70 Rate Period Days, such rates for deposits in U.S. dollars for a two-month period on such date, or if such date is not a date on which dealings in U.S. dollars are transacted in the London interbank market, then on the next preceding day on which such dealings were transacted in such market;

(v)           for any Special Auction Rate Period of 70 or more but fewer than 85 Rate Period Days, the arithmetic average of such rates for deposits in U.S. dollars for two and three-month periods on such date, or if such date is not a date on which dealings in U.S. dollars are transacted in the London interbank market, then on the next preceding day on which such dealings were transacted in such market; or

(vi)          for any Standard Auction Rate Period or Special Auction Rate Period of 85 or more but fewer than 92 Rate Period Days, such rate for deposits in U.S. dollars for a three-month period on such date, or if such date is not a date on which dealings in U.S. dollars are transacted in the London interbank market, then on the next preceding day on which such dealings were transacted in such market.

(b)           If on any date of determination (i) no rate appears on the Telerate Page 3750 as specified in clause (a) above, the arithmetic average of the offered quotations of four major banks in the London interbank market, selected by the Auction Agent, for deposits in U.S. dollars for the respective periods specified in clause (a) above to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such date and in a principal amount of not less than $1,000,000 that is representative of a single transaction in such market at such time, unless fewer than two such quotations are provided, in which case, the arithmetic average of the rates quoted at approximately 11:00 a.m., New York City time, on the date next preceding such date by three major banks in New York City selected by the Auction Agent for loans in U.S. dollars to leading European banks in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time.

“Maximum Auction Rate” means, on any date of determination for any Auction Rate Period for the Series 2004-1 Notes of any Class, the interest rate per annum equal to the lower of:

(a)           the sum of LIBOR for a Standard Auction Rate Period for the Series 2004-1 Notes of such Class on such date plus the Applicable Percentage on such date, unless such Auction Rate Period is proposed to be a Special Auction Rate Period pursuant to Section 3.13 of this Series Supplement, in which case the sum of LIBOR for such Special Auction Rate Period and the Applicable Percentage on such date; and

(b)           the maximum rate on such date permitted by applicable law.

“Mazda” means Mazda Motor of America, Inc.

“MCA Unpaid Fee Amount” has the meaning specified in Section 3.7(f) of this Series Supplement.

“Measurement Month” means, as of any date of determination, each calendar month, or the smallest number of consecutive calendar months, preceding such date, in which at least the lesser of the following (a) and (b) were sold at auction (excluding salvage sales): (a) the greater of (x) the number of Series 2004-1 Non-Program Vehicles (including, for the avoidance of doubt, any Series 2004-1 Non-Program Vehicle that was a Series 2004-1 Program Vehicle but was redesignated as a Series 2004-1 Non-Program Vehicle as a result of a Manufacturer Event of Default, commencing in the calendar month in which such redesignation occurs, but only for so long as such Series 2004-1 Non-Program Vehicle is designated as a Series 2004-1 Non-Program Vehicle, and excluding Series 2004-1 Ineligible Program Vehicles) that constitute one twelfth of the number of the Series 2004-1 Non-Program Vehicles (including, for the avoidance of doubt, any Series 2004-1 Non-Program Vehicle that was a Series 2004-1 Program Vehicle but was redesignated as a Series 2004-1 Non-Program Vehicle as a result of a Manufacturer Event of Default, commencing in the calendar month in which such redesignation occurs, but only for so long as such Series 2004-1 Non-Program Vehicle is designated as a Series 2004-1 Non-Program Vehicle, and excluding Series 2004-1 Ineligible Program Vehicles) as of the last day of such calendar month or consecutive calendar months and (y) 500, and (b) 2,000 Series 2004-1 Non-Program Vehicles (including, for the avoidance of doubt, any Series 2004-1 Non-Program Vehicle that was a Series 2004-1 Program Vehicle but was redesignated as a Series 2004-1 Non-Program Vehicle as a result of a Manufacturer Event of Default, commencing in the calendar month in which such redesignation occurs, but only for so long as such Series 2004-1 Non-Program Vehicle is designated as a Series 2004-1 Non-Program Vehicle, and excluding Series 2004-1 Ineligible Program Vehicles) were sold at auction during such calendar month or consecutive calendar months; provided, however, that no calendar month included in a Measurement Month shall be included in any other Measurement Month.

“Measurement Month Average” means, with respect to any Measurement Month, the lesser of (a) the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Disposition Proceeds and Termination Payments paid or payable in respect of all Series 2004-1 Non-Program Vehicles (including, for the avoidance of doubt, any Series 2004-1 Non-Program Vehicle that was a Series 2004-1 Program Vehicle but was redesignated as a Series 2004-1 Non-Program Vehicle as a result of a Manufacturer Event of Default, commencing in the calendar month in which such redesignation occurs, but only for so long as such Series 2004-1 Non-Program Vehicle is designated as a Series 2004-1 Non-Program Vehicle, and excluding Series 2004-1 Ineligible Program Vehicles) (excluding salvage sales) that are sold at auction or otherwise during such Measurement Month and the two Measurement Months preceding such Measurement Month, and the denominator of which is the aggregate Net Book Value of all such Series 2004-1 Non-Program Vehicles (including, for the avoidance of doubt, any Series 2004-1 Non-Program Vehicle that was a Series 2004-1 Program Vehicle but was redesignated as a Series 2004-1 Non-Program Vehicle as a result of a Manufacturer Event of Default, commencing in the calendar month in which such redesignation occurs, but only for so long as such Series 2004-1 Non-Program Vehicle is designated as a Series 2004-1 Non-Program Vehicle, and excluding Series 2004-1 Ineligible Program Vehicles) (excluding salvage sales) that are sold at auction or otherwise during such Measurement Month and the two Measurement Months preceding such Measurement Month, measured as of the dates of their respective sales and (b) 100%; provided, that for purposes of determining the Net Book Value of any Series 2004-1 Program Vehicle that was redesignated as a Series 20054-1 Non-Program Vehicle as a result of a Manufacturer Event of Default, notwithstanding the definition of Net Book Value set forth in the Base Indenture, Net Book Value shall be determined, for purposes of calculating the Measurement Month Average, by applying the Depreciation Schedule (and applicable Depreciation Charges) established for such Series 2004-1 Non-Program Vehicle when such Series 2004-1 Non-Program Vehicle was redesignated in accordance with the provisions of the applicable Lease.

“Monthly Variable Rent” has the meaning specified in Section 9 of each Annex.

“Moody’s” means Moody’s Investors Service, Inc.

“Nissan” means, collectively, Nissan North America, Inc., a California corporation, and Nissan Motor Corporation in Hawaii, Ltd., a Hawaii corporation.

“Note Auction” means the periodic implementation of the Auction Procedures.

“Note Rate” means, with respect to the Series 2004-1 Notes of any Class, the Class A-1 Note Rate, the Class A-2 Note Rate, the Class A-3 Note Rate, the Class A-4 Note Rate, the Class A-5 Note Rate, the Class A-6 Note Rate or the Class A-7 Note Rate, as applicable.

“Outstanding” means with respect to the Series 2004-1 Notes, all Series 2004-1 Notes theretofore authenticated and delivered under the Indenture, except (a) Series 2004-1 Notes theretofore cancelled or delivered to the Registrar for cancellation, (b) Series 2004-1 Notes which have not been presented for payment but funds for the payment of which are on deposit in the Series 2004-1 Distribution Account and are available for payment of such Series 2004-1 Notes, and Series 2004-1 Notes which are considered paid pursuant to Section 8.1 of the Base Indenture, or (c) Series 2004-1 Notes in exchange for or in lieu of other Series 2004-1 Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Trustee is presented that any such Series 2004-1 Notes are held by a purchaser for value; provided, however, that for purposes of the Auction Procedures on any Auction Date (i) Series 2004-1 Notes as to which ARG or any Person known to the Auction Agent to be an Affiliate of ARG shall be the Existing Series 2004-1 Noteholder shall be disregarded and deemed not to be Outstanding and (ii) any Series 2004-1 Notes referred to in clause (b) above shall be deemed to be Outstanding.

“Overdue Rate” means, as of the first day of any Subsequent Auction Rate Period with respect to any Class of Series 2004-1 Notes, the interest rate per annum equal to the Maximum Auction Rate for such Subsequent Auction Rate Period calculated on the basis that the prevailing rating of the Series 2004-1 Notes is assumed to be Below “BBB/Baa”.

“Past Due Rent Payment” has the meaning specified in Section 2.2(d) of this Series Supplement.

“Preference Amount” has the meaning specified in the Insurance Agreement.

“Pre-Preference Period Demand Note Payments” means, as of any date of determination, the aggregate amount of all proceeds of demands made on the Series 2004-1 Demand Note included in the Series 2004-1 Demand Note Payment Amount as of the Series 2004-1 Letter of Credit Termination Date that were paid by Vanguard more than one year before such date of determination; provided, however, that if an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of 60 consecutive days) with respect to Vanguard occurs during such one year period, (x) the Pre-Preference Period Demand Note Payments as of any date during the period from and including the date of the occurrence of such Event of Bankruptcy to and including the conclusion or dismissal of the proceedings giving rise to such Event of Bankruptcy without continuing jurisdiction by the court in such proceedings shall equal the Pre-Preference Period Demand Note Payments as of the date of such occurrence and (y) the Pre-Preference Period Demand Note Payments as of any date after the conclusion or dismissal of such proceedings shall equal the Series 2004-1 Demand Note Payment Amount as of the date of the conclusion or dismissal of such proceedings.

“Principal Deficit Amount” means, with respect to any Program Distribution Date, the excess, if any, of (i) the Series 2004-1 Adjusted Invested Amount on such Program Distribution Date, over (ii) the Series 2004-1 Aggregate Asset Amount on such Program Distribution Date; provided, however, the Principal Deficit Amount on any date that is prior to the last Final Distribution Date with respect to the Series 2004-1 Notes of any Class occurring during the period commencing on and including the date of the filing by any Lessee of a petition for relief under Chapter 11 of the Bankruptcy Code to but excluding the date on which such Lessee shall have resumed making all payments of Monthly Variable Rent required to be made under the Lease to which such Lessee is a party, shall mean the excess, if any, of (x) the Series 2004-1 Adjusted Invested Amount on such date over (y) the sum of (1) the Series 2004-1 Aggregate Asset Amount on such date and (2) the lesser of (a) the Series 2004-1 Liquidity Amount on such date and (b) the Series 2004-1 Required Liquidity Amount on such date.

“Principal Distribution Date” means, with respect to the Series 2004-1 Notes of any Class, each Distribution Date with respect to such Class of Series 2004-1 Notes falling on the day after the last day of each Auction Rate Period for such Class of Series 2004-1 Notes.

“Pro Rata Share” means, with respect to any Series 2004-1 Letter of Credit Provider as of any date, the fraction (expressed as a percentage) obtained by dividing (A) the available amount under such Series 2004-1 Letter of Credit Provider’s Series 2004-1 Letter of Credit as of such date by (B) an amount equal to the aggregate available amount under all Series 2004-1 Letters of Credit, as of such date; provided, that only for purposes of calculating the Pro Rata Share with respect to any Series 2004-1 Letter of Credit Provider as of any date, if such Series 2004-1 Letter of Credit Provider has not complied with its obligation to pay the Trustee the amount of any draw under its Series 2004-1 Letter of Credit made prior to such date, the available amount under such Series 2004-1 Letter of Credit Provider’s Series 2004-1 Letter of Credit as of such date shall be treated as reduced (for calculation purposes only) by the amount of such unpaid demand and shall not be reinstated for purposes of such calculation unless and until the date as of which such Series 2004-1 Letter of Credit Provider has paid such amount to the Trustee and been reimbursed by any of the Lessees for such amount (provided that the foregoing calculation shall not in any manner reduce the undersigned’s actual liability in respect of any failure to pay any demand under its Series 2004-1 Letter of Credit).

“Program Distribution Date” means the 20th day of each calendar month, or if such day is not a Business Day, the next succeeding Business Day, commencing March 22, 2004.

“Purchaser’s Letter” means a letter addressed and delivered to ARG, the Trustee, an Agent, a Broker-Dealer, and each other Person required by the Broker-Dealer Agreements in substantially the form set forth in Exhibit E to each Broker-Dealer Agreement.

“Qualified Interest Rate Cap Provider” means an Interest Rate Cap Provider that (A) (i) has a short-term senior and unsecured debt rating of at least “A-1” from Standard & Poor’s and (ii) has a long-term senior and unsecured debt rating of at least “A” or a counterparty rating of “AAA”, in each case, from Standard & Poor’s, (B) (i) has a short-term senior unsecured debt rating of “P-1” from Moody’s and a long-term senior unsecured debt rating of at least “A1” from Moody’s or (ii) has a counterparty rating of “Aaa” from Moody’s and has collateralized its obligations under the Interest Rate Cap, and each Rating Agency has reaffirmed the ratings of the Series 2004-1 Notes, without giving effect to the Surety Bond and (C) is acceptable to the Surety Provider.

“Rapid Amortization Special Auction Rate Period” has the meaning specified in Section 3.13(a)(ii) of this Series Supplement.

“Rate Period Days” means for any Auction Rate Period the actual number of days that would constitute such Auction Rate Period but for the application of Section 3.13(b) of this Series Supplement.

“Rating Agencies” means, with respect to the Series 2004-1 Notes, Standard & Poor’s, Moody’s and any other nationally recognized rating agency rating the Series 2004-1 Notes at the request of ARG.

“Record Date” means, with respect to any Distribution Date, the Business Day next preceding such Distribution Date.

“Required Noteholders” means, with respect to the Series 2004-1 Notes subject to Section 9.12 of this Series Supplement, Series 2004-1 Noteholders holding more than 50% of the Series 2004-1 Invested Amount (excluding any Series 2004-1 Notes held by ARG or any Affiliate of ARG).

“Required Stockholders’ Equity” means (A) as of any date during the period of time commencing on the date hereof and ending on the date immediately preceding the date that audited financial statements of Worldwide are issued for fiscal year 2006, zero, (B) as of any date during the period of time commencing on the date that audited financial statements of Worldwide are issued for fiscal year 2006 and ending on the date immediately preceding the date that audited financial statements of Worldwide are issued for fiscal year 2007, $85,000,000 and (C) as of any date thereafter, the lesser of (i) the sum of (a) $85,000,000 and (b) 50% of the Consolidated Net Income of Worldwide for each fiscal year, commencing with fiscal year 2007, for which audited financial statements have been issued as of such date and (ii) $150,000,000.

“Restricted Global Class A-1 Note” has the meaning specified in Section 7.1 of this Series Supplement.

“Restricted Global Class A-2 Note” has the meaning specified in Section 7.1 of this Series Supplement.

“Restricted Global Class A-3 Note” has the meaning specified in Section 7.1 of this Series Supplement.

“Restricted Global Class A-4 Note” has the meaning specified in Section 7.1 of this Series Supplement.

“Restricted Global Class A-5 Note” has the meaning specified in Section 7.1 of this Series Supplement.

“Restricted Global Class A-6 Note” has the meaning specified in Section 7.1 of this Series Supplement.

“Restricted Global Class A-7 Note” has the meaning specified in Section 7.1 of this Series Supplement.

“Restricted Global Notes” has the meaning specified in Section 7.1 of this Series Supplement.

“Restrictive Action” has the meaning specified in clause (c) of Article IV of this Series Supplement.

“Scheduled Amortization Period” means if a Series 2004-1 Cap Extension Event has occurred, the period commencing at the close of business on January 31, 2009 (or, if such day is not a Business Day, the Business Day immediately preceding such day) and continuing to the earlier of (i) the date on which the Series 2004-1 Notes are redeemed in full, the Surety Provider has been paid all amounts due it under the Insurance Agreement and (ii) the commencement of the Series 2004-1 Rapid Amortization Period.

“Series 2004-1 Accrued Amounts” means, on any date of determination, the sum of (i) accrued and unpaid interest payable on the Series 2004-1 Notes as of such date, (ii) the Surety Provider Fee, if any, payable by ARG as of such date, (iii) any other amounts due as of such date to the Surety Provider pursuant to the Insurance Agreement (other than unreimbursed principal draws under the Surety Bond), (iv) the Auction Agent Fee payable as of such date, (v) the Broker-Dealer Fees payable as of such date and (iv) the product of (A) the Carrying Charges payable on such date and (B) the Series 2004-1 Percentage as of the immediately preceding Series 2004-1 Determination Date.

“Series 2004-1 Accrued Interest Account” has the meaning specified in Section 3.1(b) of this Series Supplement.

“Series 2004-1 Additional Account Collateral” has the meaning specified in Section 3.1(g) of this Series Supplement.

“Series 2004-1 Adjusted Invested Amount” means, as of any date of determination, the excess, if any, of (A) the Series 2004-1 Invested Amount as of such date over (B) the sum of (1) the amount of cash and Permitted Investments on deposit in the Series 2004-1 Excess Collection Account and (2) the amount of cash and Permitted Investments on deposit in the Series 2004-1 Collection Account and available for reduction of the Series 2004-1 Invested Amount, in each case, as of such date.

“Series 2004-1 Adjusted Periodic Interest” means the Class A-1 Adjusted Periodic Interest, the Class A-2 Adjusted Periodic Interest, the Class A-3 Adjusted Periodic Interest, the Class A-4 Adjusted Periodic Interest, the Class A-5 Adjusted Periodic Interest, the Class A-6 Adjusted Periodic Interest or the Class A-7 Adjusted Periodic Interest, as applicable.

“Series 2004-1 Aggregate Asset Amount” means, as of any date of determination, the product of (a) the Series 2004-1 Invested Percentage as of such date and (b) the Aggregate Asset Amount as of such date.

“Series 2004-1 Aggregate Asset Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Series 2004-1 Required Aggregate Asset Amount as of such date, and the denominator of which is equal to the Required Aggregate Asset Amount as of such date.

“Series 2004-1 Aggregate Kia/Hyundai/Suzuki/Volkswagen Amount” means, as of any date of determination, an amount equal to the sum, rounded to the nearest $100,000, of the following amounts to the extent that such amounts are included in the definition of “Aggregate Asset Amount” for such date:  (i) the Net Book Value of all Series 2004-1 Program Vehicles and Series 2004-1 Non-Program Vehicles, in each case that are Eligible Vehicles as of such date that were manufactured by Kia, Hyundai, Suzuki or Volkswagen and not turned in to Kia, Hyundai, Suzuki or Volkswagen, as the case may be, pursuant to its Manufacturer Program, if any, not delivered for Auction pursuant to its Manufacturer Program, if any, or not otherwise sold or deemed to be sold under the related Leasing Company Related Documents, (ii) all amounts receivable by a Leasing Company as of such date (other than Excluded Payments) from Kia, Hyundai, Suzuki or Volkswagen under Manufacturer Programs with respect to Eligible Vehicles (other than Exchanged Vehicles) (as of the applicable disposition date) that were manufactured by Kia, Hyundai, Suzuki or Volkswagen, as the case may be, and turned in to such Manufacturers pursuant to any such Manufacturer Program or delivered for Auction pursuant to any such Manufacturer Program and the aggregate of all Eligible Receivables owned by a Leasing Company, financed under the related Leasing Company Indenture and owed by Kia, Hyundai, Suzuki or Volkswagen under and in accordance with a Manufacturer Program, (iii) with regard to Eligible Vehicles (as of the applicable disposition date) that were manufactured by Kia, Hyundai, Suzuki or Volkswagen that have been delivered for Auction pursuant to a Manufacturer Program with Kia, Hyundai, Suzuki or Volkswagen, as the case may be, all amounts receivable (other than amounts specified in clause (ii) above) from any person or entity in connection with the Auction of such Eligible Vehicles as of such date, (iv) with regard to Eligible Vehicles that were Series 2004-1 Program Vehicles or Series 2004-1 Non-Program Vehicles (as of the

applicable disposition date), in each case, that were manufactured by Kia, Hyundai, Suzuki or Volkswagen that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any Casualty Payments or Termination Payments with respect to such Eligible Vehicles due and payable as of such date under the Leases, (v) with regard to Eligible Vehicles that were Series 2004-1 Program Vehicles or Series 2004-1 Non-Program Vehicles (as of the applicable disposition date), in each case, that were manufactured by Kia, Hyundai, Suzuki or Volkswagen that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles (net of amounts set forth in clauses (ii), (iii) and (iv) above), and (vi) if such date of determination is during the period from and including a Determination Date to but excluding the next Program Distribution Date, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles that have not been turned in to the Manufacturer for Auction or otherwise sold, as of such date of determination.

“Series 2004-1 ARG Liquidation Event” means, so long as such event or condition continues, (i) the occurrence of an Event of Bankruptcy with respect to ARG, any Leasing Company, the general partner of any Leasing Company, any Lessee, Vanguard Holdings or the Intermediary or (ii) any event or condition of the type specified in clauses (a) through (l), (o), (p), (r) and (s) of Article IV of this Series Supplement that continues for thirty (30) days (without double counting the cure period, if any, provided therein); provided, however, that any event or condition of the type specified in clauses (a) through (i), (l), (o), (p), (r) and (s) of Article IV of this Series Supplement shall not constitute a Series 2004-1 ARG Liquidation Event if within such thirty (30) day period, such Amortization Event shall have been cured, and, after such cure is provided for, the Trustee shall have received the written consent of Required Noteholders, waiving the occurrence of such Series 2004-1 ARG Liquidation Event.

“Series 2004-1 Available Cash Collateral Account Amount” means, as of any date of determination, the amount on deposit in the Series 2004-1 Cash Collateral Account (after giving effect to any deposits thereto and withdrawals and releases therefrom on such date).

“Series 2004-1 Available Reserve Account Amount” means, as of any date of determination, the amount on deposit in the Series 2004-1 Reserve Account (after giving effect to any deposits thereto and withdrawals and releases therefrom on such date).

“Series 2004-1 Bankrupt Manufacturer” means, as of any day, each Manufacturer for which an Event of Bankruptcy has occurred; provided that any such Manufacturer for which an Event of Bankruptcy has occurred shall cease to constitute a Series 2004-1 Bankrupt Manufacturer when it has satisfied the Series 2004-1 Confirmation Condition with respect to such Event of Bankruptcy.

“Series 2004-1 Cap Extension Event” means either (i) the extension of the term of each Series 2004-1 Interest Rate Cap to or beyond the August 2010 Program Distribution Date or (ii) the purchase of one or more replacement Series 2004-1 Interest Rate Caps from a Qualified Interest Rate Cap Provider with an aggregate notional amount equal to at least $700,000,000, a strike rate equal to at most 5.0% per annum (or such higher rate up to 7.0% per annum as may be consented to in writing by the Surety Provider, with written notice and a copy of such replacement Series 2004-1 Interest Rate Cap delivered to the Rating Agencies) and a termination date no earlier than the August 2010 Program Distribution Date.

“Series 2004-1 Cash Collateral Account” has the meaning specified in Section 3.8(f) of this Series Supplement.

“Series 2004-1 Cash Collateral Account Collateral” has the meaning specified in Section 3.8(a) of this Series Supplement.

“Series 2004-1 Cash Collateral Account Surplus” means, with respect to any Distribution Date, the lesser of (a) the Series 2004-1 Available Cash Collateral Account Amount and (b) the least of (A) the excess, if any, of the Series 2004-1 Liquidity Amount over the Series 2004-1 Required Liquidity Amount on such Distribution Date (after giving effect to any withdrawal from the Series 2004-1 Reserve Account on such Distribution Date) and (B) the excess, if any, of the Series 2004-1 Enhancement Amount over the Series 2004-1 Required Enhancement Amount on such Distribution Date (after giving effect to any withdrawal from the Series 2004-1 Reserve Account on such Distribution Date); provided, however, that, on any date after the Series 2004-1 Letter of Credit Termination Date, the Series 2004-1 Cash Collateral Account Surplus shall mean the excess, if any, of (x) the Series 2004-1 Available Cash Collateral Account Amount over (y) the Series 2004-1 Demand Note Payment Amount minus the Pre-Preference Period Demand Note Payments as of such date.

“Series 2004-1 Cash Collateral Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Series 2004-1 Available Cash Collateral Account Amount as of such date and the denominator of which is the Series 2004-1 Letter of Credit Liquidity Amount as of such date.

“Series 2004-1 Closing Date” means February 19, 2004.

“Series 2004-1 Collateral” means the Collateral, each Series 2004-1 Letter of Credit, the Series 2004-1 Demand Note, the Series 2004-1 Interest Rate Cap, the Series 2004-1 Excess Collection Account Collateral, the Series 2004-1 Additional Account Collateral, the Series 2004-1 Cash Collateral Account Collateral, the Series 2004-1 Distribution Account Collateral and the Series 2004-1 Reserve Account Collateral.

“Series 2004-1 Collection Account” has the meaning specified in Section 3.1(b) of this Series Supplement.

“Series 2004-1 Confirmation Condition” with respect to any Series 2004-1 Bankrupt Manufacturer means a condition that is satisfied when the bankruptcy court having jurisdiction over the Series 2004-1 Bankrupt Manufacturer issues an order, for so long as that order remains in effect, approving: (i) the assumption of the Series 2004-1 Bankrupt Manufacturer’s Manufacturer Program (and the related Assignment Agreements) by the Series 2004-1 Bankrupt Manufacturer or the trustee in bankruptcy of the Series 2004-1 Bankrupt Manufacturer, as applicable, under Section 365 of the Bankruptcy Code, provided that at the time of the assumption, all amounts due from the Series 2004-1 Bankrupt Manufacturer under the Manufacturer Program have been paid and all other defaults by the Series 2004-1 Bankrupt Manufacturer under the Manufacturer Program have been cured or (ii) the execution, delivery and performance by the Series 2004-1 Bankrupt Manufacturer of a new post-petition Series 2004-1 Eligible Manufacturer Program (and the related Assignment Agreements) on the same terms and covering the same Vehicles as the Series 2004-1 Bankrupt Manufacturer’s Manufacturer Program (and the related Assignment Agreements) in effect on the date the Series 2004-1 Bankrupt Manufacturer suffered an event of bankruptcy, provided that at the time of the execution and delivery of the new post-petition Series 2004-1 Eligible Manufacturer Program, all amounts due and payable by the Series 2004-1 Bankrupt Manufacturer under the previous Series 2004-1 Eligible Manufacturer Program have been paid and all other defaults by the Series 2004-1 Bankrupt Manufacturer under the previous Series 2004-1 Eligible Manufacturer Program have been cured.

“Series 2004-1 Defaulted Manufacturer” means a Manufacturer with respect to whom a Manufacturer Event of Default has occurred and is continuing; provided that for the avoidance of doubt a Manufacturer that is a Series 2004-1 Defaulted Manufacturer solely as a result of being a Series 2004-1 Bankrupt Manufacturer shall cease to constitute a Series 2004-1 Defaulted Manufacturer when it has satisfied the Series 2004-1 Confirmation Condition.

“Series 2004-1 Defaulted Manufacturer Vehicle Amount” means, as of any date of determination, with respect to each Series 2004-1 Defaulted Manufacturer as of such date, and solely for so long as such Manufacturer is a Series 2004-1 Defaulted Manufacturer, an amount equal to the sum, rounded to the nearest $100,000, of the following amounts to the extent that such amounts are included in the definition of “Aggregate Asset Amount” for such date:  (i) the Net Book Value of all Series 2004-1 Program Vehicles and Series 2004-1 Non-Program Vehicles, in each case that are Eligible Vehicles as of such date that were manufactured by such Series 2004-1 Defaulted Manufacturer and not turned in to such Series 2004-1 Defaulted Manufacturer pursuant to its Manufacturer Program, if any, not delivered for Auction pursuant to its Manufacturer Program if any, or not otherwise sold or deemed to be sold under the related Leasing Company Related Documents, (ii) all amounts receivable by a Leasing Company as of such date (other than Excluded Payments) from such Series 2004-1

Defaulted Manufacturer under Manufacturer Programs with respect to Eligible Vehicles (other than Exchanged Vehicles) (as of the applicable disposition date) that were manufactured by such Series 2004-1 Defaulted Manufacturer and turned in to such Series 2004-1 Defaulted Manufacturer pursuant to any such Manufacturer Program or delivered for Auction pursuant to any such Manufacturer Program and the aggregate of all Eligible Receivables owned by a Leasing Company, financed under the related Leasing Company Indenture and owed by such Series 2004-1 Defaulted Manufacturer under and accordance with a Manufacturer Program, (iii) with regard to Eligible Vehicles that were Series 2004-1 Program Vehicles (as of the applicable disposition date) that were manufactured by such Series 2004-1 Defaulted Manufacturer that have been delivered for Auction, all amounts receivable (other than amounts specified in clause (ii) above) from any person or entity in connection with the Auction of such Eligible Vehicles as of such date, (iv) with regard to Eligible Vehicles that were Series 2004-1 Program Vehicles or Series 2004-1 Non-Program Vehicles (as of the applicable disposition date), in each case that were manufactured by such Series 2004-1 Defaulted Manufacturer that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any Casualty Payments or Termination Payments with respect to such Eligible Vehicles due and payable as of such date under the Leases, (v) with regard to Eligible Vehicles that were Series 2004-1 Program Vehicles or Series 2004-1 Non-Program Vehicles (as of the applicable disposition date), in each case that were manufactured by such Series 2004-1 Defaulted Manufacturer that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles (net of amounts set forth in clauses (ii), (iii) and (iv) above), and (vi) if such date of determination is during the period from and including a Determination Date to but excluding the next Program Distribution Date, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles that have not been turned in to the Manufacturer for Auction or otherwise sold, as of such date of determination.

“Series 2004-1 Deficiency Amount” has the meaning specified in Section 3.3(j) of this Series Supplement.

“Series 2004-1 Demand Note” means the demand note made by Vanguard to ARG in the aggregate principal amount of $3,500,000, substantially in the form of Exhibit B to this Series Supplement, as amended, modified or restated from time to time.

“Series 2004-1 Demand Note Payment Amount” means, as of the Series 2004-1 Letter of Credit Termination Date, the aggregate amount of all proceeds of demands made on the Series 2004-1 Demand Note pursuant to Section 3.5(b) or (c) of this Series Supplement that were deposited into the Series 2004-1 Distribution Account and paid to the Series 2004-1 Noteholders during the one year period ending on the Series 2004-1 Letter of Credit Termination Date; provided, however, that if an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of 60 consecutive days) with respect to Vanguard shall have occurred during such one year period, the Series 2004-1 Demand Note

Payment Amount as of the Series 2004-1 Letter of Credit Termination Date shall equal the Series 2004-1 Demand Note Payment Amount as if it were calculated as of the date of such occurrence.

“Series 2004-1 Deposit Date” has the meaning specified in Section 3.2 of this Series Supplement.

“Series 2004-1 Determination Date” means, with respect to the Series 2004-1 Notes of any Class, the date three Business Days prior to each Distribution Date for the Series 2004-1 Notes of such Class.

“Series 2004-1 Distribution Account” has the meaning specified in Section 3.9(a) of this Series Supplement.

“Series 2004-1 Distribution Account Collateral” has the meaning specified in Section 3.9(d) of this Series Supplement.

“Series 2004-1 Eligible Letter of Credit Provider” means (a) a commercial bank having total assets in excess of $500,000,000, (b) a finance company, insurance company or other financial institution that in the ordinary course of business issues letters of credit and has total assets in excess of $200,000,000, and with respect to which providing or becoming an assignee of the obligations of a Series 2004-1 Letter of Credit Provider would not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or (c) any other financial institution, in each case, satisfactory to ARG and the Surety Provider and having, at the time of the issuance of the related Series 2004-1 Letter of Credit, a long-term debt rating of at least “A” from Standard & Poor’s and at least “Al” from Moody’s and a short-term debt rating of “P-1” from Moody’s.

“Series 2004-1 Eligible Manufacturer Program” means, at any time, a Manufacturer Program that is in full force and effect with a Series 2004-1 Eligible Program Manufacturer; provided that with respect to a Series 2004-1 Eligible Program Manufacturer that has experienced a Manufacturer Event of Default due to the occurrence of an Event of Bankruptcy with respect to such Series 2004-1 Eligible Program Manufacturer, prior to the Manufacturer Program of such Series 2004-1 Eligible Program Manufacturer constituting a “Series 2004-1 Eligible Manufacturer Program” hereunder following the cessation of such Manufacturer Event of Default, such Manufacturer shall be, or solely to the extent such Manufacturer’s parent provides a guaranty of such Manufacturer’s obligations, such Manufacturer’s parent, shall be rated at least “BBB” by Standard & Poor’s and “Baa2” by Moody’s; provided, further, that with respect to any new Manufacturer Program (including a new model year Manufacturer Program of a Series 2004-1 Eligible Program Manufacturer and a Manufacturer Program of a new Manufacturer) that is proposed for consideration after the date hereof as a Series 2004-1 Eligible Manufacturer Program, prior to such new Manufacturer Program constituting a “Series 2004-1 Eligible Manufacturer Program” hereunder, ARG shall have satisfied the

Series 2004-1 Rating Agency Confirmation and Consent Condition with respect to such Series 2004-1 Eligible Manufacturer Program; and provided, further, that, if there is a material change to a Manufacturer Program during a model year, ARG shall have satisfied the Series 2004-1 Rating Agency Confirmation and Consent Condition with respect to such change prior to such Manufacturer Program, as changed, constituting a “Series 2004-1 Eligible Manufacturer Program.”

“Series 2004-1 Eligible Non-Program Manufacturer” means (a) each Manufacturer listed on Exhibit C-1 to this Series Supplement, and (b) any other Manufacturer with respect to which ARG has satisfied the Series 2004-1 Rating Agency Confirmation and Consent Condition.

“Series 2004-1 Eligible Program Manufacturer” means (a) any of (i) a Manufacturer who is listed on Exhibit C-2 to this Series Supplement; provided that (w) Hyundai shall be excluded from the definition of Series 2004-1 Eligible Program Manufacturer for so long as Hyundai is not rated at least “BBB-” by Standard & Poor’s and at least “Baa3” by Moody’s, but only until such time as Hyundai is rated at least “BBB-” by Standard & Poor’s and at least “Baa3” from Moody’s; (x) Kia shall be excluded from the definition of Series 2004-1 Eligible Program Manufacturer for so long as Kia is not rated at least “BBB-” by Standard & Poor’s and at least “Baa3” by Moody’s, but only until such time as Kia is rated at least “BBB-” by Standard & Poor’s and at least “Baa3” from Moody’s; (y) Suzuki shall be excluded from the definition of Series 2004-1 Eligible Program Manufacturer for so long as Suzuki is not rated at least “BBB-” by Standard & Poor’s and at least “Baa3” by Moody’s, but only until such time as Suzuki is rated at least “BBB-” by Standard & Poor’s and at least “Baa3” from Moody’s and (z) Volkswagen shall be excluded from the definition of Series 2004-1 Eligible Program Manufacturer for so long as Volkswagen is not rated at least “BBB-” by Standard & Poor’s and at least “Baa3” by Moody’s, but only until such time as Volswagen is rated at least “BBB-” by Standard & Poor’s and at least “Baa3” from Moody’s; provided further that upon the withdrawal of the rating of any such Manufacturer described in clauses (w) through (z) above by a Rating Agency or upon the downgrade of any such Manufacturer described in clauses (w) through (z) above by a Rating Agency to a rating that would require exclusion of such Manufacturer described in clauses (w) through (z) above from this definition, for purposes of this definition and each instance in which this definition is used in this Series Supplement, such Manufacturer shall be deemed to be rated “BBB-” and/or “Baa3”, as applicable, by the Rating Agency which downgraded such Manufacturer for a period of 30 days following the date of such downgrade, (ii) a Manufacturer who, at the time that the Manufacturer Program to which such Manufacturer is a party is proposed for consideration as a Series 2004-1 Eligible Manufacturer Program, is rated, or solely to the extent such parent provides a guaranty of such Manufacturer’s obligations under such Manufacturer Program, whose parent is rated at least “BBB” by Standard & Poor’s and at least “Baa3” by Moody’s and who is then acceptable to the Surety Provider (who has agreed not to unreasonably withhold its acceptance of any such Manufacturer) or (iii) with respect to which ARG has satisfied the Series 2004-1 Rating Agency Confirmation and Consent Condition, (b) who has a

Manufacturer Program and (c) who has not experienced a Manufacturer Event of Default that is continuing.

“Series 2004-1 Enhancement Amount” means, as of any date of determination, the sum of (i) the Series 2004-1 Overcollateralization Amount, (ii) the Series 2004-1 Letter of Credit Amount, and (iii) the Series 2004-1 Available Reserve Account Amount.

“Series 2004-1 Enhancement Deficiency” means, as of any date of determination, the amount by which the Series 2004-1 Enhancement Amount is less than the 2004-1 Required Enhancement Amount as of such date.

“Series 2004-1 Excess Collection Account” has the meaning specified in Section 3.1(b) of this Series Supplement.

“Series 2004-1 Excess Collection Account Collateral” has the meaning specified in Section 3.1(f) of this Series Supplement.

“Series 2004-1 GM Program Vehicle Percentage”  means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the GM Program Vehicle Amount as of such date and the denominator of which is the Aggregate Asset Amount as of such date.

“Series 2004-1 Hyundai Amount” means, as of any date of determination, an amount equal to the sum, rounded to the nearest $100,000, of the following amounts to the extent that such amounts are included in the definition of “Aggregate Asset Amount” for such date:  (i) the Net Book Value of all Series 2004-1 Program Vehicles and Series 2004-1 Non-Program Vehicles, in each case that are Eligible Vehicles as of such date that were manufactured by Hyundai and not turned in to Hyundai pursuant to its Manufacturer Program, if any, not delivered for Auction pursuant to its Manufacturer Program if any, or not otherwise sold or deemed to be sold under the related Leasing Company Related Documents, (ii) all amounts receivable by a Leasing Company as of such date (other than Excluded Payments) from Hyundai under Manufacturer Programs with respect to Eligible Vehicles (other than Exchanged Vehicles) (as of the applicable disposition date) that were manufactured by Hyundai and turned in to Hyundai pursuant to any such Manufacturer Program or delivered for Auction pursuant to any Manufacturer Program and the aggregate of all Eligible Receivables owned by a Leasing Company, financed under the related Leasing Company Indenture and owed by Hyundai under and accordance with a Manufacturer Program, (iii) with regard to Eligible Vehicles that were Series 2004-1 Program Vehicles (as of the applicable disposition date) that were manufactured by Hyundai that have been delivered for Auction, all amounts receivable (other than amounts specified in clause (ii) above) from any person or entity in connection with the Auction of such Eligible Vehicles as of such date, (iv) with regard to Eligible Vehicles that were Series 2004-1 Program Vehicles or Series 2004-1 Non-Program Vehicles (as of the applicable disposition date), in each case that were manufactured by Hyundai that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any Casualty Payments or Termination Payments with respect to such Eligible Vehicles due and payable as of such date under the Leases, (v) with regard to Eligible Vehicles that were Series 2004-1 Program Vehicles or Series 2004-1 Non-Program Vehicles (as of the applicable disposition date), in each case that were manufactured by Hyundai that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles (net of amounts set forth in clauses (ii), (iii) and (iv) above), and (vi) if such date of determination is during the period from and including a Determination Date to but excluding the next Program Distribution Date, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles that have not been turned in to the Manufacturer for Auction or otherwise sold, as of such date of determination.

“Series 2004-1 Ineligible Program Vehicle” means an Eligible Vehicle that is a Program Vehicle but that is not subject to a Series 2004-1 Eligible Manufacturer Program.

“Series 2004-1 Interest Rate Cap” means the rate cap transaction agreement, dated as of February 19, 2004, between ARG and CDC Financial Products Inc., substantially in the form of Exhibit H to this Series Supplement, and each other rate cap transaction agreement substantially in the form of Exhibit H to this Series Supplement or such other rate cap transaction agreement entered into by ARG with a Qualified Interest Rate Cap Provider, subject to satisfaction of the Series 2004-1 Rating Agency Confirmation and Consent Condition, in each case with a strike rate equal to no more than 5.0% per annum (or such higher rate up to 7.0% per annum as may be consented to in writing by the Surety Provider, with written notice and a copy of such replacement Series 2004-1 Interest Rate Cap delivered to the Rating Agencies)) and an aggregate notional amount equal to at least $700,000,000.

“Series 2004-1 Interest Rate Cap Proceeds” means all amounts received by the Trustee from each Series 2004-1 Interest Rate Cap Provider from time to time under its Series 2004-1 Interest Rate Cap (including amounts received from a guarantor or from collateral securing the obligations of such Series 2004-1 Interest Rate Cap Provider under its Series 2004-1 Interest Rate Cap).

“Series 2004-1 Interest Rate Cap Provider” has the meaning specified in Section 3.11(a) of this Series Supplement.

“Series 2004-1 Invested Amount” means the sum of the Class A-1 Invested Amount, the Class A-2 Invested Amount, the Class A-3 Invested Amount, the Class A-4 Invested Amount, the Class A-5 Invested Amount, the Class A-6 Invested Amount and the Class A-7 Invested Amount.

“Series 2004-1 Invested Percentage” means, as of any date of determination:

(i)            when used with respect to Principal Collections, the percentage equivalent of a fraction (which percentage shall never exceed 100%), the numerator of which is equal to the Series 2004-1 Required Aggregate Asset Amount, determined during the Series 2004-1 Revolving Period as of the open of business on such date of determination, or, during the Scheduled Amortization Period and the Series 2004-1 Rapid Amortization Period, as of the end of the Series 2004-1 Revolving Period, and the denominator of which, with respect to all Series of Group I Notes, is the greater of (I) the Aggregate Asset Amount as of the open of business on such date of determination, and (II) as of the open of business on the same date as in clause (I), the Required Aggregate Asset Amount; and

(ii)           when used with respect to Interest Collections, the percentage equivalent of a fraction (which percentage shall never exceed 100%), the numerator of which is the Series 2004-1 Accrued Amounts on such date of determination, and the denominator of which is, with respect to all Series of Group I Notes, the aggregate Accrued Amounts with respect to all Series of Notes on such date of determination.

“Series 2004-1 Kia Amount” means, as of any date of determination, an amount equal to the sum, rounded to the nearest $100,000, of the following amounts to the extent that such amounts are included in the definition of “Aggregate Asset Amount” for such date:  (i) the Net Book Value of all Series 2004-1 Program Vehicles and Series 2004-1 Non-Program Vehicles, in each case that are Eligible Vehicles as of such date that were manufactured by Kia and not turned in to Kia pursuant to its Manufacturer Program, if any, not delivered for Auction pursuant to its Manufacturer Program if any, or not otherwise sold or deemed to be sold under the related Leasing Company Related Documents, (ii) all amounts receivable by a Leasing Company as of such date (other than Excluded Payments) from Kia under Manufacturer Programs with respect to Eligible Vehicles (other than Exchanged Vehicles) (as of the applicable disposition date) that were manufactured by Kia and turned in to Kia pursuant to any such Manufacturer Program or delivered for Auction pursuant to any Manufacturer Program and the aggregate of all Eligible Receivables owned by a Leasing Company, financed under the related Leasing Company Indenture and owed by Kia under and accordance with a Manufacturer Program, (iii) with regard to Eligible Vehicles that were Series 2004-1 Program Vehicles (as of the applicable disposition date) that were manufactured by Kia that have been delivered for Auction, all amounts receivable (other than amounts specified in clause (ii) above) from any person or entity in connection with the Auction of such Eligible Vehicles as of such date, (iv) with regard to Eligible Vehicles that were Series 2004-1 Program Vehicles or Series 2004-1 Non-Program Vehicles (as of the applicable disposition date), in each case that were manufactured by Kia that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any Casualty

Payments or Termination Payments with respect to such Eligible Vehicles due and payable as of such date under the Leases, (v) with regard to Eligible Vehicles that were Series 2004-1 Program Vehicles or Series 2004-1 Non-Program Vehicles (as of the applicable disposition date), in each case that were manufactured by Kia that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles (net of amounts set forth in clauses (ii), (iii) and (iv) above), and (vi) if such date of determination is during the period from and including a Determination Date to but excluding the next Program Distribution Date, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles that have not been turned in to the Manufacturer for Auction or otherwise sold, as of such date of determination.

“Series 2004-1 Lease Interest Payment Deficit” means on any Distribution Date an amount equal to the excess, if any, of (a) the aggregate amount of Interest Collections which pursuant to Section 3.2 of this Series Supplement would have been allocated to the Series 2004-1 Accrued Interest Account if all payments of Monthly Variable Rent required to have been made under the Leases from and excluding the immediately preceding Distribution Date to and including such Distribution Date were made in full over (b) the aggregate amount of Interest Collections which pursuant to Section 3.2 of this Series Supplement have been allocated to the Series 2004-1 Accrued Interest Account from and excluding the immediately preceding Distribution Date to and including such Distribution Date.

“Series 2004-1 Lease Payment Deficit” means either a Series 2004-1 Lease Interest Payment Deficit or a Series 2004-1 Lease Principal Payment Deficit.

“Series 2004-1 Lease Principal Payment Carryover Deficit” means (a) for the initial Program Distribution Date, zero and (b) for any other Program Distribution Date, the excess, if any, of (x) the Series 2004-1 Lease Principal Payment Deficit, if any, on the preceding Program Distribution Date over (y) the amount deposited in the Series 2004-1 Distribution Account on such preceding Program Distribution Date on account of such Series 2004-1 Lease Principal Payment Deficit.

“Series 2004-1 Lease Principal Payment Deficit” means on any Program Distribution Date the sum of (a) the Series 2004-1 Monthly Lease Principal Payment Deficit for such Program Distribution Date and (b) the Series 2004-1 Lease Principal Payment Carryover Deficit for such Program Distribution Date.

“Series 2004-1 Letter of Credit” means an irrevocable letter of credit, if any, substantially in the form of Exhibit D to this Series Supplement issued by a Series 2004-1 Eligible Letter of Credit Provider in favor of the Trustee for the benefit of the Series 2004-1 Noteholders in form and substance satisfactory to the Surety Provider.

“Series 2004-1 Letter of Credit Amount” means, as of any date of determination, the lesser of (a) the sum of (i) the aggregate amount available to be drawn on such date under each Series 2004-1 Letter of Credit, as specified therein, and (ii) if the Series 2004-1 Cash Collateral Account has been established and funded pursuant to Section 3.8 of this Series Supplement, the Series 2004-1 Available Cash Collateral Account Amount on such date and (b) the outstanding principal amount of the Series 2004-1 Demand Note on such date.

“Series 2004-1 Letter of Credit Expiration Date” means, with respect to any Series 2004-1 Letter of Credit, the expiration date set forth in such Series 2004-1 Letter of Credit, as such date may be extended in accordance with the terms of such Series 2004-1 Letter of Credit.

“Series 2004-1 Letter of Credit Liquidity Amount” means, as of any date of determination, the sum of (a) the aggregate amount available to be drawn on such date under each Series 2004-1 Letter of Credit, as specified therein, and (b) if the Series 2004-1 Cash Collateral Account has been established and funded pursuant to Section 3.8 of this Series Supplement, the Series 2004-1 Available Cash Collateral Account Amount on such date.

“Series 2004-1 Letter of Credit Provider” means the issuer of a Series 2004-1 Letter of Credit.

“Series 2004-1 Letter of Credit Termination Date” means the first to occur of (a) the date on which the Series 2004-1 Notes are fully paid and the Surety Provider has been paid all Surety Provider Fees and all other Surety Provider Reimbursement Amounts then due; (b) the Series 2004-1 Termination Date; and (c) such earlier date consented to by the Surety Provider and the Rating Agencies which consent by the Surety Provider shall be in writing.

“Series 2004-1 Liquidity Amount” means, as of any date of determination, the sum of (a) the amount available to be drawn under the Series 2004-1 Letter of Credit, (b) if the Series 2004-1 Cash Collateral Account has been established and funded pursuant to Section 3.8 of this Series Supplement, the Series 2004-1 Available Cash Collateral Account Amount on such date and (c) the Series 2004-1 Available Reserve Account Amount on such date.

“Series 2004-1 Liquidity Deficiency” means, as of any date of determination, the amount by which the Series 2004-1 Liquidity Amount is less than the 2004-1 Required Liquidity Amount as of such date.

“Series 2004-1 Maximum Aggregate Kia/Hyundai/Suzuki/Volkswagen Vehicle Amount” means, as of any day, an amount equal to 25% of the Adjusted Aggregate Asset Amount on such day.

“Series 2004-1 Maximum Aggregate Mazda/Nissan Program Vehicle Amount” means, as of any day, an amount equal to (a) if each of Mazda and Nissan is rated at least “BBB” by Standard & Poor’s and “Baa3” by Moody’s, 10% of the Adjusted

Aggregate Asset Amount as of such day and (b) if each of Mazda and Nissan is not rated at least “BBB” by Standard & Poor’s and “Baa3” by Moody’s, 2% of the Adjusted Aggregate Asset Amount as of such day.

“Series 2004-1 Maximum Amount” means any of Series 2004-1 Maximum Non-Eligible Manufacturer Amount, the Series 2004-1 Maximum Non-Program Vehicle Amount, the Series 2004-1 Maximum Aggregate Mazda/Nissan Program Vehicle Amount, each Series 2004-1 Maximum Defaulted Manufacturer Vehicle Amount, the Series 2004-1 Maximum Kia Amount, the Series 2004-1 Maximum Hyundai Amount, the Series 2004-1 Maximum Suzuki Amount, the Series 2004-1 Maximum Volkswagen Amount or the Series 2004-1 Maximum Aggregate Kia/Hyundai/Suzuki/Volkswagen VehicleAmount.

“Series 2004-1 Maximum Defaulted Manufacturer Vehicle Amount” means, as of any date of determination, with respect to each Series 2004-1 Defaulted Manufacturer, solely for so long as such Manufacturer is a Series 2004-1 Defaulted Manufacturer, an amount equal to the product of (x) a fraction expressed as a percentage, the numerator of which is the Series 2004-1 Defaulted Manufacturer Vehicle Amount, on the day such Manufacturer became a Series 2004-1 Defaulted Manufacturer and the denominator of which is the Adjusted Aggregate Asset Amount as of such day on which such Manufacturer became a Series 2004-1 Defaulted Manufacturer and (y) the Adjusted Aggregate Asset Amount as of such date of determination; provided that for the avoidance of doubt, there will be no Series 2004-1 Maximum Defaulted Manufacturer Vehicle Amount with respect to a Manufacturer on any date on which such Manufacturer is not a Series 2004-1 Defaulted Manufacturer.

“Series 2004-1 Maximum Hyundai Amount” means, as of any day, an amount equal to 10% of the Adjusted Aggregate Asset Amount on such day.

“Series 2004-1 Maximum Kia Amount” means, as of any day, an amount equal to 10% of the Adjusted Aggregate Asset Amount on such day.

“Series 2004-1 Maximum Invested Amount” means, with respect to each Class of Series 2004-1 Notes, $100,000,000.

“Series 2004-1 Maximum Non-Eligible Manufacturer Amount” means, as of any day, an amount equal to 0% of the Adjusted Aggregate Asset Amount on such day.

“Series 2004-1 Maximum Non-Program Vehicle Amount” means, as of any day, an amount equal to the Series 2004-1 Maximum Non-Program Vehicle Percentage of the Adjusted Aggregate Asset Amount on such day.

“Series 2004-1 Maximum Non-Program Vehicle Percentage” means 30% or such other percentage (initially as of the date hereof 15%) as may be agreed to in writing by ARG and the Surety Provider on or after the Series 2004-1 Closing Date, with prompt written notice thereof delivered by ARG to the Trustee.

“Series 2004-1 Maximum Suzuki Amount” means, as of any day, an amount equal to 5% of the Adjusted Aggregate Asset Amount on such day.

“Series 2004-1 Maximum Volkswagen Amount” means, as of any day, an amount equal to 10% of the Adjusted Aggregate Asset Amount on such day.

“Series 2004-1 Mazda Program Vehicle Amount” means, as of any date of determination, an amount equal to the sum, rounded to the nearest $100,000, of the following amounts to the extent that such amounts are included in the definition of “Aggregate Asset Amount” for such date:  (i) the Net Book Value of all Series 2004-1 Program Vehicles that are Eligible Vehicles as of such date that were manufactured by Mazda and not turned in to Mazda pursuant to its Manufacturer Program, if any, or delivered for Auction pursuant to its Manufacturer Program, if any, or not otherwise sold or deemed to be sold under the related Leasing Company Related Documents, (ii) all amounts receivable by a Leasing Company as of such date (other than Excluded Payments) from Mazda under Manufacturer Programs with respect to Eligible Vehicles (other than Exchanged Vehicles) (as of the applicable disposition date) that were manufactured by Mazda and turned in to Mazda pursuant to any such Manufacturer Program or delivered for Auction pursuant to any Manufacturer Program and the aggregate of all Eligible Receivables owned by a Leasing Company, financed under the related Leasing Company Indenture and owed by Mazda under and in accordance with a Manufacturer Program, (iii) with regard to Eligible Vehicles that were Series 2004-1 Program Vehicles (as of the applicable disposition date) that were manufactured by Mazda that have been delivered for Auction, all amounts receivable (other than amounts specified in clause (ii) above) from any person or entity in connection with the Auction of such Eligible Vehicles as of such date, (iv) with regard to Eligible Vehicles that were Series 2004-1 Program Vehicles (as of the applicable disposition date) that were manufactured by Mazda that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any Casualty Payments or Termination Payments with respect to such Eligible Vehicles due and payable as of such date under the Leases, (v) with regard to Eligible Vehicles that were Series 2004-1 Program Vehicles (as of the applicable disposition date) that were manufactured by Mazda that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles (net of amounts set forth in clauses (ii), (iii) and (iv) above), and (vi) if such date of determination is during the period from and including a Determination Date to but excluding the next Program Distribution Date, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles that have not been turned in to the Manufacturer for Auction or otherwise sold, as of such date of determination.

“Series 2004-1 Minimum Invested Amount” means $5,000,000.

“Series 2004-1 Monthly Lease Principal Payment Deficit” means on any Program Distribution Date an amount equal to the excess, if any, of (a) the aggregate amount of Principal Collections which pursuant to Section 3.2 of this Series Supplement would have been allocated to the Series 2004-1 Collection Account if all payments required to have been made under the Leases from and excluding the preceding Program Distribution Date to and including such Program Distribution Date were made in full over (b)  the aggregate amount of Principal Collections which pursuant to Section 3.2 of this Series Supplement have been allocated to the Series 2004-1 Collection Account (without giving effect to any amounts deposited into the Series 2004-1 Accrued Interest Account pursuant to the proviso to Section 2.2(c)(ii) of this Series Supplement) from and excluding the preceding Program Distribution Date to and including such Program Distribution Date.

“Series 2004-1 Nissan Program Vehicle Amount” means, as of any date of determination, an amount equal to the sum, rounded to the nearest $100,000, of the following amounts to the extent that such amounts are included in the definition of “Aggregate Asset Amount” for such date:  (i) the Net Book Value of all Series 2004-1 Program Vehicles that are Eligible Vehicles as of such date that were manufactured by Nissan and not turned in to Nissan pursuant to its Manufacturer Program, if any, not delivered for Auction pursuant to its Manufacturer Program if any, or not otherwise sold or deemed to be sold under the related Leasing Company Related Documents, (ii) all amounts receivable by a Leasing Company as of such date (other than Excluded Payments) from Nissan under Manufacturer Programs with respect to Eligible Vehicles (other than Exchanged Vehicles) (as of the applicable disposition date) that were manufactured by Nissan and turned in to Nissan pursuant to any such Manufacturer Program or delivered for Auction pursuant to any Manufacturer Program and the aggregate of all Eligible Receivables owned by a Leasing Company, financed under the related Leasing Company Indenture and owed by Nissan under and accordance with a Manufacturer Program, (iii) with regard to Eligible Vehicles that were Series 2004-1 Program Vehicles (as of the applicable disposition date) that were manufactured by Nissan that have been delivered for Auction, all amounts receivable (other than amounts specified in clause (ii) above) from any person or entity in connection with the Auction of such Eligible Vehicles as of such date, (iv) with regard to Eligible Vehicles that were Series 2004-1 Program Vehicles (as of the applicable disposition date) that were manufactured by Nissan that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any Casualty Payments or Termination Payments with respect to such Eligible Vehicles due and payable as of such date under the Leases, (v) with regard to Eligible Vehicles that were Series 2004-1 Program Vehicles (as of the applicable disposition date) that were manufactured by Nissan that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles (net of amounts set forth in clauses (ii), (iii) and (iv) above), and (vi) if such date of determination is during the period from and including a Determination Date to but excluding the next Program Distribution Date, any accrued and unpaid Monthly Base

Rent under the Leases with respect to such Eligible Vehicles that have not been turned in to the Manufacturer for Auction or otherwise sold, as of such date of determination.

“Series 2004-1 Non-Eligible Manufacturer Amount” means, as of any date of determination, an amount equal to the sum, rounded to the nearest $100,000, of the following amounts to the extent that such amounts are included in the definition of “Aggregate Asset Amount” for such date:  (i) the Net Book Value of all Vehicles that are Eligible Vehicles as of such date that were manufactured by Manufacturers other than Series 2004-1 Eligible Program Manufacturers or Series 2004-1 Eligible Non-Program Manufacturers and not turned in to the Manufacturer thereof pursuant to its Manufacturer Program, if any, not delivered for Auction pursuant to its Manufacturer Program, if any, or not otherwise sold or deemed to be sold under the related Leasing Company Related Documents, (ii) with regard to Eligible Vehicles (as of the applicable disposition date) that were manufactured by Manufacturers other than Series 2004-1 Eligible Program Manufacturers or Series 2004-1 Eligible Non-Program Manufacturers that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any Casualty Payments or Termination Payments with respect to such Eligible Vehicles due and payable on such date under the Leases, (iii) with regard to Eligible Vehicles (as of the applicable disposition date) that were manufactured by Manufacturers other than Series 2004-1 Eligible Program Manufacturers or Series 2004-1 Eligible Non-Program Manufacturers that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles (net of amounts set forth in clause (ii) above), and (iv) if such date of determination is during the period from and including a Determination Date to but excluding the next Program Distribution Date, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles that have not been turned in to the Manufacturer for Auction or otherwise sold, as of such date of determination.

“Series 2004-1 Non-Program Vehicle” means a Vehicle that is not subject to a Series 2004-1 Eligible Manufacturer Program, including, without limitation Vehicles subject to a Manufacturer Program that fails to meet the definition of Series 2004-1 Eligible Manufacturer Program as a result of the occurrence and continuation of a Manufacturer Event of Default with respect to the related Manufacturer.

“Series 2004-1 Non-Program Vehicle Amount” means, as of any date of determination, an amount equal to the sum, rounded to the nearest $100,000, of the following amounts to the extent that such amounts are included in the definition of “Aggregate Asset Amount” for such date:  (i) the Net Book Value of all Series 2004-1 Non-Program Vehicles that are Eligible Vehicles as of such date and not turned in to the Manufacturer thereof pursuant to its Manufacturer Program, if any, not delivered for Auction pursuant to its Manufacturer Program, if any, or not otherwise sold or deemed to be sold under the related Leasing Company Related Documents, (ii) with regard to Eligible Vehicles that were Series 2004-1 Non-Program Vehicles (as of the applicable disposition date) that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any Casualty Payments or Termination Payments with respect to such

Eligible Vehicles due and payable as of such date under the Leases, (iii) with regard to Eligible Vehicles that were Series 2004-1 Non-Program Vehicles (as of the applicable disposition date) that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles (net of amounts set forth in clause (ii) above), and (iv) if such date of determination is during the period from and including a Determination Date to but excluding the next Program Distribution Date, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles that have not been turned in to the Manufacturer for Auction or otherwise sold, as of such date of determination.

“Series 2004-1 Non-Program Vehicle Percentage” means, as of any date of determination, the sum of (i) the percentage equivalent of a fraction, the numerator of which is the Series 2004-1 Non-Program Vehicle Amount as of such date and the denominator of which is equal to the Aggregate Asset Amount as of such date and (ii) the Specified BBB-/Baa3 Vehicle Percentage Excess as of such date; provided that upon the occurrence of a Specified Manufacturer Event of Default with respect to any Manufacturer, such Specified Manufacturer Event of Default will be deemed not to have occurred for purposes of calculating the Series 2004-1 Non-Program Vehicle Percentage for a period of thirty (30) days following the occurrence of such Specified Manufacturer Event of Default.

“Series 2004-1 Noteholder” means the person in whose name a Class A-1 Note, Class A-2 Note, Class A-3 Note, Class A-4 Note, Class A-5 Note, Class A-6 Note or Class A-7 Note, as the context may require, is registered in the Note Register.

“Series 2004-1 Notes” means, collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes, the Class A-6 Notes and the Class A-7 Notes.

“Series 2004-1 Optional Incremental GM Enhancement Percentage” means (i) as of any date of determination during a Series 2004-1 Optional Incremental GM Enhancement Period, 30% and (ii) as of any other date of determination, zero.

“Series 2004-1 Optional Incremental GM Enhancement Period” means any period (a) during which the senior unsecured debt of GM is rated less than “BBB-” by Standard & Poor’s and (b) commencing on a date designated by the Servicer in a writing delivered to the Surety Provider indicating that ARG has elected to implement the Series 2004-1 Optional Incremental GM Enhancement Period and ending on a date designated in a writing delivered to the Surety Provider indicating that ARG has elected to terminate such Series 2004-1 Optional Incremental GM Enhancement Period, provided that, for the avoidance of doubt, any election to commence or end a Series 2004-1 Optional Incremental GM Enhancement Period shall be made by the Servicer on behalf of ARG in its sole and absolute discretion and neither ARG nor the Servicer shall be under any obligation to commence or maintain a Series 2004-1 Optional Incremental GM Enhancement Period.

“Series 2004-1 Outstanding Principal Amount” means the sum of the Class A-1 Outstanding Principal Amount, the Class A-2 Outstanding Principal Amount, the Class A-3 Outstanding Principal Amount, the Class A-4 Outstanding Principal Amount, the Class A-5 Outstanding Principal Amount, the Class A-6 Outstanding Principal Amount and the Class A-7 Outstanding Principal Amount.

“Series 2004-1 Overcollateralization Amount” means, as of any date, (A) on which no Aggregate Asset Amount Deficiency exists, the Series 2004-1 Required Overcollateralization Amount as of such date or (B) on which an Aggregate Asset Amount Deficiency exists, the excess, if any, of the Series 2004-1 Aggregate Asset Amount over the Series 2004-1 Adjusted Invested Amount as of such date.

“Series 2004-1 Past Due Rent Payment” has the meaning specified in Section 2.2(d) of this Series Supplement.

“Series 2004-1 Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Series 2004-1 Invested Amount as of such date and the denominator of which is the sum of the Invested Amounts for all Series of Notes as of such date.

“Series 2004-1 Periodic Interest” means, with respect to the Series 2004-1 Notes of any Class, the Class A-1 Periodic Interest, the Class A-2 Periodic Interest, the Class A-3 Periodic Interest, the Class A-4 Periodic Interest, the Class A-5 Periodic Interest, the Class A-6 Periodic Interest or the Class A-7 Periodic Interest, as applicable.

“Series 2004-1 Principal Allocation” has the meaning specified in Section 3.2(a)(ii) of this Series Supplement.

“Series 2004-1 Program Vehicle” means a Vehicle subject to a Series 2004-1 Eligible Manufacturer Program.

“Series 2004-1 Program Vehicle Amount” means, as of any date of determination, an amount equal to the sum, rounded to the nearest $100,000, of the following amounts to the extent that such amount are included in the definition of “Aggregate Asset Amount” for such date:  (i) the Net Book Value of all Series 2004-1 Program Vehicles that are Eligible Vehicles as of such date and not turned in to the Manufacturer thereof pursuant to its Manufacturer Program, if any, not delivered for Auction pursuant to its Manufacturer Program, if any, or not otherwise sold or deemed to be sold under the related Leasing Company Related Documents, (ii) all amounts receivable by a Leasing Company as of such date (other than Excluded Payments) from Manufacturers under Manufacturer Programs with respect to Eligible Vehicles that were Series 2004-1 Program Vehicles (other than Exchanged Vehicles) (as of the applicable Disposition Date) and turned in to such Manufacturers pursuant to any such Manufacturer Program or delivered for Auction pursuant to any Manufacturer Program and the aggregate of all Eligible Receivables owned by a Leasing Company, financed under the related Leasing Company Indenture and owed by Series 2004-1 Eligible Program

Manufacturers under and in accordance with a Manufacturer Program, (iii) with regard to Eligible Vehicles that were Series 2004-1 Program Vehicles (as of the applicable Disposition Date) that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, all amounts receivable (other than amounts specified in clause (ii) above) from any person or entity in connection with the Auction of such Eligible Vehicles as of such date, (iv) with regard to Eligible Vehicles that were Series 2004-1 Program Vehicles (as of the applicable Disposition Date) that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any Casualty Payments or Termination Payments with respect to such Eligible Vehicles due and payable as of such date under the Leases, (v) with regard to Eligible Vehicles that were Series 2004-1 Program Vehicles (as of the applicable Disposition Date) that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles (net of amounts set forth in clauses (ii), (iii) and (iv) above), and (vi) if such date of determination is during the period from and including a Determination Date to but excluding the next Program Distribution Date, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles that have not been turned in to the Manufacturer for Auction or otherwise sold, as of such date of determination.

“Series 2004-1 Program Vehicle Percentage” means, as of any date of determination, the result of (i) the percentage equivalent of a fraction, the numerator of which is the excess, if any, of the Series 2004-1 Program Vehicle Amount over the sum of (x) the GM Freeze Vehicle Amount as of such date and (y) during a Series 2004-1 Optional Incremental GM Enhancement Period, the GM Program Vehicle Amount as of such date, and the denominator of which is equal to the Aggregate Asset Amount as of such date minus (ii) the Specified BBB-/Baa3 Vehicle Percentage Excess as of such date; provided that upon the occurrence of a Specified Manufacturer Event of Default with respect to any Manufacturer, such Specified Manufacturer Event of Default will be deemed not to have occurred for purposes of calculating the Series 2004-1 Program Vehicle Percentage for a period of thirty (30) days following the occurrence of such Specified Manufacturer Event of Default.

“Series 2004-1 Rapid Amortization Period” means the period beginning at the close of business on the Business Day immediately preceding the day on which an Amortization Event is deemed to have occurred with respect to the Series 2004-1 Notes and ending upon the earliest to occur of (i) the date on which the Series 2004-1 Notes are redeemed in full and the Surety Provider has been paid all Surety Provider Fees and all other Surety Provider Reimbursement Amounts then due, (ii) the Series 2004-1 Termination Date and (iii) the termination of the Indenture.

“Series 2004-1 Rating Agency Confirmation and Consent Condition” means, with respect to the Series 2004-1 Notes of each Class and any action, that (i) each Rating Agency shall have notified ARG, the Surety Provider and the Trustee in writing that such action will not result in a reduction or withdrawal of the ratings (in respect of each Class of Series 2004-1 Notes, both with and without regard to the presence of the

Surety Bond in effect immediately before the taking of such action) of the Series 2004-1 Notes of each Class and (ii) the Surety Provider shall have consented in writing to such action.

“Series 2004-1 Rating Agency Confirmation Condition” means, with respect to the Series 2004-1 Notes of each Class and any action, including the issuance of an additional Series of Notes, that each Rating Agency shall have notified ARG, the Surety Provider and the Trustee in writing that such action will not result in a reduction or withdrawal of the ratings (in respect of each Class of Series 2004-1 Notes, both with and without regard to the presence of the Surety Bond in effect immediately before the taking of such action) of the Series 2004-1 Notes of each Class.

“Series 2004-1 Reimbursement Agreement” means any and each agreement providing for the reimbursement of a Series 2004-1 Letter of Credit Provider for draws under its Series 2004-1 Letter of Credit.

“Series 2004-1 Related Month” means, with respect to any Principal Distribution Date with respect to the Series 2004-1 Notes of any Class on which Series 2004-1 Notes of such Class are required to be redeemed pursuant to Section 3.5(a) of this Series Supplement, the calendar month immediately preceding the most recent First Potential Series 2004-1 Redemption Date; provided that if the preceding Principal Distribution Date on which Series 2004-1 Notes of such Class were redeemed occurred prior to the First Potential Series 2004-1 Redemption Date occurring in the calendar month immediately preceding the most recent First Potential Series 2004-1 Redemption Date, “Series 2004-1 Related Month” shall mean the calendar month immediately preceding the most recent First Potential Series 2004-1 Redemption Date, the calendar month prior to the month in which such preceding Principal Distribution Date occurred and any intervening calendar month; provided, further that with respect to the initial Principal Distribution Date with respect to the Series 2004-1 Notes of any Class on which the Series 2004-1 Notes of such Class are required to be redeemed pursuant to Section 3.5(a) of this Series Supplement, “Series 2004-1 Related Month” shall mean the calendar month immediately prior to the month in which the Initial Scheduled Principal Determination Date or Initial Rapid Principal Determination Date occurred, as the case may be, and each calendar month thereafter ending prior to the calendar month in which the First Potential Series 2004-1 Redemption Date immediately preceding such initial Principal Distribution Date shall have occurred.

“Series 2004-1 Required Aggregate Asset Amount” means, as of any date of determination, the sum of (a) the Series 2004-1 Adjusted Invested Amount and (b) the Series 2004-1 Required Overcollateralization Amount, in each case, as of such date.

“Series 2004-1 Required Enhancement Amount” means, as of any date of determination, the sum of (i) the product of (x) the Series 2004-1 Required Enhancement Percentage as of such date and (y) the Series 2004-1 Adjusted Invested Amount as of such date and (ii) the Series 2004-1 Required Enhancement Incremental Amount as of

such date; provided, however, that, as of any date of determination after the occurrence of a Series 2004-1 ARG Liquidation Event, the Series 2004-1 Required Enhancement Amount shall equal the lesser of (x) the Series 2004-1 Adjusted Invested Amount as of such date and (y) the sum of (1) the product of the Series 2004-1 Required Enhancement Percentage as of such date of determination and the Series 2004-1 Adjusted Invested Amount as of the date of the occurrence of such Series 2004-1 ARG Liquidation Event and (2) the Series 2004-1 Required Enhancement Incremental Amount as of such date of determination.

“Series 2004-1 Required Enhancement Incremental Amount” means as of any date, the product of (A) the Series 2004-1 Aggregate Asset Percentage as of the immediately preceding Business Day and (B) the sum (without double counting) of (1) the excess, if any, of the Series 2004-1 Non-Program Vehicle Amount (excluding from the calculation thereof, to the extent that a Manufacturer Event of Default has occurred with respect to any Series 2004-1 Eligible Program Manufacturer, the Net Book Value of the Vehicles (other than Series 2004-1 Non-Program Vehicles manufactured by any such Series 2004-1 Eligible Program Manufacturer as of the date of the occurrence of such Manufacturer Event of Default) manufactured by each such Series 2004-1 Eligible Program Manufacturer for which a Manufacturer Event of Default has occurred and acquired prior to such Manufacturer Event of Default having been cured, and any amounts related to such Vehicles included in the definition of Series 2004-1 Non-Program Vehicle Amount) over the Series 2004-1 Maximum Non-Program Vehicle Amount as of such immediately preceding Business Day, (2) the excess, if any, of the Series 2004-1 Non-Eligible Manufacturer Amount over the Series 2004-1 Maximum Non-Eligible Manufacturer Amount as of such immediately preceding Business Day, (3) the excess, if any, of the sum of (i) the Series 2004-1 Mazda Program Vehicle Amount as of such immediately preceding Business Day and (ii) the Series 2004-1 Nissan Program Vehicle Amount as of such immediately preceding Business Day over the Series 2004-1 Maximum Aggregate Mazda/Nissan Program Vehicle Amount as of such immediately preceding Business Day, (4) the excess, if any, of the Series 2004-1 Aggregate Kia/Hyundai/Suzuki/Volkswagen Amount as of such immediately preceding Business Day, over the Series 2004-1 Maximum Aggregate Kia/Hyundai/Suzuki/Volkswagen Vehicle Amount as of such immediately preceding Business Day, (5) the excess, if any, of the Series 2004-1 Defaulted Manufacturer Vehicle Amount with respect to each Series 2004-1 Defaulted Manufacturer over the Series 2004-1 Maximum Defaulted Manufacturer Vehicle Amount with respect to such Series 2004-1 Defaulted Manufacturer as of such immediately preceding Business Day, (6) the excess, if any, of the Series 2004-1 Kia Amount over the Series 2004-1 Maximum Kia Amount as of such immediately preceding Business Day, (7) the excess, if any, of the Series 2004-1 Suzuki Amount over the Series 2004-1 Maximum Suzuki Amount as of such immediately preceding Business Day, (8) the excess, if any, of the Series 2004-1 Hyundai Amount over the Series 2004-1 Maximum Hyundai Amount as of such immediately preceding Business Day and (9) the excess, if any, of the Series 2004-1 Volkswagen Amount over the Series 2004-1 Maximum Volkswagen Amount as of such immediately preceding Business Day.

“Series 2004-1 Required Enhancement Percentage” means, as of any date of determination, a percentage calculated with respect to the preceding day equal to the sum of (i) the product of (A) 17.75% and (B) the Series 2004-1 Program Vehicle Percentage as of such preceding day, (ii) the product of (A) the Series 2004-1 Required Non-Program Enhancement Percentage as of such preceding day and (B) the Series 2004-1 Non-Program Vehicle Percentage as of such preceding day, (iii) the product of (A) 10.00% and (B) the GM Freeze Vehicle Percentage as of such preceding day and (iv) the product of (A) the Series 2004-1 Optional Incremental GM Enhancement Percentage as of such preceding day and (B) the Series 2004-1 GM Program Vehicle Percentage as of such preceding day.

“Series 2004-1 Required Liquidity Amount” means, as of any date of determination, an amount equal to 5.50% of the Series 2004-1 Adjusted Invested Amount on such date.

“Series 2004-1 Required Non-Program Enhancement Percentage” means, as of any date of determination, the sum of (a) 30.00% and (b) an amount (not less than zero) equal to 100% minus the lesser of (x) the lowest Measurement Month Average of any full Measurement Month within the preceding twelve calendar months (or such fewer number of calendar months as have elapsed since the Series 2004-1 Closing Date) and (y) the lowest Fair Market Value Average as of any Determination Date within the preceding twelve calendar months (or such fewer number of calendar months as have elapsed since the Series 2004-1 Closing Date).

“Series 2004-1 Required Overcollateralization Amount” means, as of any date of determination, the excess, if any, of (a) the Series 2004-1 Required Enhancement Amount over (b) the sum of (i) the Series 2004-1 Available Reserve Account Amount as of such date and (ii) the Series 2004-1 Letter of Credit Amount as of such date.

“Series 2004-1 Required Reserve Account Amount” means, with respect to any date of determination, an amount equal to the greater of (a) the excess, if any, of the Series 2004-1 Required Liquidity Amount on such date over the Series 2004-1 Liquidity Amount (excluding therefrom the Series 2004-1 Available Reserve Account Amount) on such date and (b) the excess, if any, of the Series 2004-1 Required Enhancement Amount over the Series 2004-1 Enhancement Amount (excluding therefrom the Series 2004-1 Available Reserve Account Amount) on such date.

“Series 2004-1 Reserve Account” has the meaning specified in Section 3.7 (a) of this Series Supplement.

“Series 2004-1 Reserve Account Collateral” has the meaning specified in Section 3.7(d) of this Series Supplement.

“Series 2004-1 Reserve Account Surplus” means, with respect to any date of determination, the excess, if any, of the Series 2004-1 Available Reserve Account Amount over the Series 2004-1 Required Reserve Account Amount on such date.

“Series 2004-1 Revolving Period” means the period from and including the Series 2004-1 Closing Date to the earlier of (i) the commencement of the Scheduled Amortization Period and (ii) the commencement of any Series 2004-1 Rapid Amortization Period.

“Series 2004-1 Suzuki Amount” means, as of any date of determination, an amount equal to the sum, rounded to the nearest $100,000, of the following amounts to the extent that such amounts are included in the definition of “Aggregate Asset Amount” for such date:  (i) the Net Book Value of all Series 2004-1 Program Vehicles and Series 2004-1 Non-Program Vehicles, in each case that are Eligible Vehicles as of such date that were manufactured by Suzuki and not turned in to Suzuki pursuant to its Manufacturer Program, if any, not delivered for Auction pursuant to its Manufacturer Program if any, or not otherwise sold or deemed to be sold under the related Leasing Company Related Documents, (ii) all amounts receivable by a Leasing Company as of such date (other than Excluded Payments) from Suzuki under Manufacturer Programs with respect to Eligible Vehicles (other than Exchanged Vehicles) (as of the applicable disposition date) that were manufactured by Suzuki and turned in to Suzuki pursuant to any such Manufacturer Program or delivered for Auction pursuant to any Manufacturer Program and the aggregate of all Eligible Receivables owned by a Leasing Company, financed under the related Leasing Company Indenture and owed by Suzuki under and accordance with a Manufacturer Program, (iii) with regard to Eligible Vehicles that were Series 2004-1 Program Vehicles (as of the applicable disposition date) that were manufactured by Suzuki that have been delivered for Auction, all amounts receivable (other than amounts specified in clause (ii) above) from any person or entity in connection with the Auction of such Eligible Vehicles as of such date, (iv) with regard to Eligible Vehicles that were Series 2004-1 Program Vehicles or Series 2004-1 Non-Program Vehicles (as of the applicable disposition date), in each case that were manufactured by Suzuki that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any Casualty Payments or Termination Payments with respect to such Eligible Vehicles due and payable as of such date under the Leases, (v) with regard to Eligible Vehicles that were Series 2004-1 Program Vehicles or Series 2004-1 Non-Program Vehicles (as of the applicable disposition date), in each case that were manufactured by Suzuki that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles (net of amounts set forth in clauses (ii), (iii) and (iv) above), and (vi) if such date of determination is during the period from and including a Determination Date to but excluding the next Program Distribution Date, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles that have not been turned in to the Manufacturer for Auction or otherwise sold, as of such date of determination.

“Series 2004-1 Termination Date” means the latest occurring Final Distribution Date.

“Series 2004-1 Volkswagen Amount” means, as of any date of determination, an amount equal to the sum, rounded to the nearest $100,000, of the following amounts to the extent that such amounts are included in the definition of “Aggregate Asset Amount” for such date:  (i) the Net Book Value of all Series 2004-1 Program Vehicles and Series 2004-1 Non-Program Vehicles, in each case that are Eligible Vehicles as of such date that were manufactured by Volkswagen and not turned in to Volkswagen pursuant to its Manufacturer Program, if any, not delivered for Auction pursuant to its Manufacturer Program if any, or not otherwise sold or deemed to be sold under the related Leasing Company Related Documents, (ii) all amounts receivable by a Leasing Company as of such date (other than Excluded Payments) from Volkswagen under Manufacturer Programs with respect to Eligible Vehicles (other than Exchanged Vehicles) (as of the applicable disposition date) that were manufactured by Volkswagen and turned in to Volkswagen pursuant to any such Manufacturer Program or delivered for Auction pursuant to any Manufacturer Program and the aggregate of all Eligible Receivables owned by a Leasing Company, financed under the related Leasing Company Indenture and owed by Volkswagen under and accordance with a Manufacturer Program, (iii) with regard to Eligible Vehicles that were Series 2004-1 Program Vehicles (as of the applicable disposition date) that were manufactured by Volkswagen that have been delivered for Auction, all amounts receivable (other than amounts specified in clause (ii) above) from any person or entity in connection with the Auction of such Eligible Vehicles as of such date, (iv) with regard to Eligible Vehicles that were Series 2004-1 Program Vehicles or Series 2004-1 Non-Program Vehicles (as of the applicable disposition date), in each case that were manufactured by Volkswagen that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any Casualty Payments or Termination Payments with respect to such Eligible Vehicles due and payable as of such date under the Leases, (v) with regard to Eligible Vehicles that were Series 2004-1 Program Vehicles or Series 2004-1 Non-Program Vehicles (as of the applicable disposition date), in each case that were manufactured by Volkswagen that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles (net of amounts set forth in clauses (ii), (iii) and (iv) above), and (vi) if such date of determination is during the period from and including a Determination Date to but excluding the next Program Distribution Date, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles that have not been turned in to the Manufacturer for Auction or otherwise sold, as of such date of determination.

“Series Supplement” has the meaning set forth in the preamble.

“Servicer” means Vanguard.

“Shadow Rating” means the rating of the Series 2004-1 Notes by Standard & Poor’s or Moody’s, as applicable, without giving effect to the Surety Bond.

“Special Auction Rate Period” means a Subsequent Auction Rate Period designated pursuant to Section 3.13 of this Series Supplement that consists of a specified number of Rate Period Days not fewer than seven and not more than 91 and evenly divisible by seven, subject to adjustment as provided in Section 3.13(b) of this Series Supplement.

“Specified BBB-/Baa3 Amount” means, as of any date of determination, an amount equal to the sum, rounded to the nearest $100,000, of the following amounts to the extent that such amounts are included in the definition of “Aggregate Asset Amount” for such date:  (i) the Net Book Value of all Series 2004-1 Program Vehicles that are Eligible Vehicles as of such date that were manufactured by a Specified BBB-/Baa3 Manufacturer as of such date and not turned in to such Specified BBB-/Baa3 Manufacturer as of such date pursuant to its Manufacturer Program, if any, not delivered for Auction pursuant to its Manufacturer Program, if any, or not otherwise sold or deemed to be sold under the related Leasing Company Related Documents, (ii) all amounts receivable by a Leasing Company as of such date (other than Excluded Payments) from a Specified BBB-/Baa3 Manufacturer as of such date under Manufacturer Programs with respect to Eligible Vehicles (other than Exchanged Vehicles) (as of the applicable disposition date) that were manufactured by such Specified BBB-/Baa3 Manufacturer as of such date and turned in to such Specified BBB-/Baa3 Manufacturer pursuant to any such Manufacturer Program or delivered for Auction pursuant to any Manufacturer Program and the aggregate of all Eligible Receivables owned by a Leasing Company, financed under the related Leasing Company Indenture and owed by such Specified BBB-/Baa3 Manufacturer under and accordance with a Manufacturer Program, (iii) with regard to Eligible Vehicles that were Series 2004-1 Program Vehicles (as of the applicable disposition date) that were manufactured by a Specified BBB-/Baa3 Manufacturer as of such date that have been delivered for Auction, all amounts receivable (other than amounts specified in clause (ii) above) from any person or entity in connection with the Auction of such Eligible Vehicles as of such date, (iv) with regard to Eligible Vehicles that were Series 2004-1 Program Vehicles (as of the applicable disposition date) that were manufactured by a Specified BBB-/Baa3 Manufacturer as of such date that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any Casualty Payments or Termination Payments with respect to such Eligible Vehicles due and payable as of such date under the Leases, (v) with regard to Eligible Vehicles that were Series 2004-1 Program Vehicles (as of the applicable disposition date) manufactured by a Specified BBB-/Baa3 Manufacturer as of such date that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles (net of amounts set forth in clauses (ii), (iii) and (iv) above), and (vi) if such date of determination is during the period from and including a Determination Date to but excluding the next Program Distribution Date, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles that have not been turned in to the Manufacturer for Auction or otherwise sold, as of such date of determination.

“Specified BBB-/Baa3 Manufacturer” means, as of any day, (i) Hyundai to the extent that Hyundai is rated at least “BBB-” by Standard & Poor’s and at least “Baa3” by Moody’s, but Hyundai is not rated at least “BBB” by Standard & Poor’s and at least “Baa2” by Moody’s; (ii) Kia to the extent that Kia is rated at least “BBB-” by Standard & Poor’s and at least “Baa3” by Moody’s, but Kia is not rated at least “BBB” by Standard & Poor’s and at least “Baa2” by Moody’s; (iii) Suzuki to the extent that Suzuki is rated at least “BBB-” by Standard & Poor’s and at least “Baa3” by Moody’s, but Suzuki is not rated at least “BBB” by Standard & Poor’s and at least “Baa2” by Moody’s or (iv) Volkswagen to the extent that Volkswagen is rated at least “BBB-” by Standard & Poor’s and at least “Baa3” by Moody’s, but Volkswagen is not rated at least “BBB” by Standard & Poor’s and at least “Baa2” by Moody’s; provided that upon the downgrade of any such Manufacturer by a Rating Agency to a rating that would require inclusion of such Manufacturer in this definition, for purposes of this definition and each instance in which this definition is used in this Series Supplement, such Manufacturer shall be deemed to be rated “BBB” and/or “Baa2”, as applicable, by the Rating Agency which downgraded such Manufacturer for a period of 30 days following the date of such downgrade.

“Specified BBB-/Baa3 Vehicle Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Specified BBB-/Baa3 Amount as of such date and the denominator of which is the Aggregate Asset Amount as of such date.

“Specified BBB-/Baa3 Vehicle Percentage Excess” means, as of any date of determination, the excess, if any, of the Specified BBB-/Baa3 Vehicle Percentage as of such date over 10%.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Standard Auction Rate Period” means, (i) with respect to the Class A-1 Notes, any Auction Rate Period consisting of 7 Rate Period Days, (ii) with respect to the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class A-5 Notes, any Auction Rate Period consisting of 28 Rate Period Days, and (iii) with respect to the Class A-6 Notes and the Class A-7 Notes, any Auction Rate Period consisting of 91 Rate Period Days; provided that the Standard Auction Rate Period for the Class A-6 Notes and the Class A-7 Notes for each Subsequent Auction Rate Period for the Class A-6 Notes and the Class A-7 Notes following the Rapid Amortization Special Auction Rate Period shall be any Auction Rate Period consisting of 28 Rate Period Days.

“Stockholders’ Equity” means, as of any date of determination, the sum, without duplication, of (A) the product of (x) the number of shares outstanding of each class of common stock and preferred stock of Worldwide as of such date and (y) the par value per share of each such respective class of common stock or preferred stock, plus (B) additional paid-in-capital of Worldwide and its consolidated Subsidiaries as of such date, plus (C) retained earnings (or less accumulated deficits) of Worldwide and its consolidated Subsidiaries as of such date, plus (D) accumulated other comprehensive income and amortized stock-based compensation as of such date, plus (E) all amounts classified under mandatorily redeemable securities on the balance sheet of Worldwide and its consolidated Subsidiaries, each determined on a consolidated basis in accordance with GAAP as in effect on the date hereof and without giving effect to subsequently promulgated GAAP or any changes in the manner in which GAAP would be applied, but excluding for these purposes the book value of any loan made by Worldwide and its consolidated Subsidiaries to Cerberus Capital Management, L.P. or any of its Affiliates (other than Worldwide or its consolidated Subsidiaries).

“Subsequent Auction Rate Period” means, for the Series 2004-1 Notes of any Class, the period from and including the Initial Distribution Date with respect to the Series 2004-1 Notes of such Class to but excluding the next Distribution Date with respect to the Series 2004-1 Notes of such Class and each period thereafter from and including one Distribution Date with respect to the Series 2004-1 Notes of such Class to but excluding the next succeeding Distribution Date with respect to the Series 2004-1 Notes of such Class; provided that if any Subsequent Auction Rate Period for the Series 2004-1 Notes of such Class is also a Standard Auction Rate Period consisting of more than 28 Rate Period Days or a Special Auction Rate Period consisting of more than 28 Rate Period Days, then such term shall mean the period commencing on the first day of such Standard Auction Rate Period or Special Auction Rate Period and ending on the last day of the last Interest Period thereof.

“Substitute Auction Agent” means the Person with whom ARG enters into a Substitute Auction Agent Agreement.

“Substitute Auction Agent Agreement” means an auction agent agreement approved by the Surety Provider containing terms substantially similar to the terms of the Initial Auction Agent Agreement, whereby a Person having the qualifications required by Section 2.1.5 of the Auction Procedures agrees with ARG to perform the duties of the Auction Agent under this Series Supplement (including Appendix A hereto).

“Supermajority Noteholders” means, with respect to the Series 2004-1 Notes, Series 2004-1 Noteholders holding 66-2/3 % or more of the Series 2004-1 Invested Amount (excluding any Series 2004-1 Notes held by ARG or any Affiliate of ARG).

“Surety Bond” means the Note Guaranty Insurance Policy No. AB0738BE, dated February 19, 2004, issued by the Surety Provider.

“Surety Default” means (i) any failure by the Surety Provider to pay a demand for payment in accordance with the requirements of the Surety Bond and such failure shall not have been cured or (ii) the occurrence of an Event of Bankruptcy with respect to the Surety Provider.

“Surety Provider” means Ambac Assurance Corporation, a Wisconsin stock insurance company.

“Surety Provider Fee” has the meaning set forth in the Insurance Agreement.

“Surety Provider Reimbursement Amounts” means, as of any date of determination, (i) an amount equal to the aggregate of any amounts due as of such date to the Surety Provider pursuant to the Insurance Agreement in respect of unreimbursed draws under the Surety Bond, including interest thereon determined in accordance with the Insurance Agreement, and (ii) an amount equal to the aggregate of any other amounts due as of such date to the Surety Provider pursuant to the Insurance Agreement (other than the Surety Provider Fee).

“Suzuki” means American Suzuki Motor Corporation, a California corporation, and its successors.

“Telerate Page 3750” means the display page so designated on the Moneyline Telerate Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

“Termination Date Disbursement” means an amount drawn under a Series 2004-1 Letter of Credit pursuant to a Certificate of Termination Date Demand.

“Termination Disbursement” means an amount drawn under a Series 2004-1 Letter of Credit pursuant to a Certificate of Termination Demand.

“Unpaid Demand Note Disbursement” means an amount drawn under a Series 2004-1 Letter of Credit pursuant to a Certificate of Unpaid Demand Note Demand.

“Unpaid Fee Amounts” has the meaning specified in Section 3.7(f) of this Series Supplement.

“Vanguard” means Vanguard Car Rental USA Inc., a Delaware corporation.

“Volkswagen” means Volkswagen of America, Inc., a New Jersey corporation, and its successors.

“Worldwide” means Worldwide Excellerated Leasing Ltd., a Bermuda corporation.

ARTICLE II

ADDITIONAL ISSUANCES OF SERIES 2004-1 NOTES

Section 2.1             Procedure for Issuing Additional Series 2004-1 Notes.

(a)           Subject to satisfaction of the conditions precedent set forth in subsection (b) of this Section 2.1 (in the case of subsection (b)(vi) of this Section 2.1, as evidenced by an Officer’s Certificate of the applicable Leasing Company delivered to the Trustee), if the outstanding principal amount of the Series 2004-1 Notes of any Class is less than the Series 2004-1 Maximum Invested Amount on any Principal Distribution Date for such Class of Series 2004-1 Notes during the Series 2004-1 Revolving Period ARG may issue Additional Series 2004-1 Notes of such Class which have not been previously optionally redeemed in full pursuant to Section 9.1 of this Series Supplement (the issuance of such Additional Series 2004-1 Notes, an “Increase”) upon written notice to the Trustee, the Agent with respect to such Class of Series 2004-1 Notes and the Auction Agent, such notice to be provided at least seven Business Days prior to such Principal Distribution Date.  Proceeds from any Increase shall be deposited into the Collection Account and allocated in accordance with Article III hereof.

(b)           Additional Series 2004-1 Notes of any Class which have not been previously optionally redeemed in full pursuant to Section 9.1 of this Series Supplement may be issued on any Principal Distribution Date with respect to the Series 2004-1 Notes of such Class during the Series 2004-1 Revolving Period only upon satisfaction of each of the following conditions with respect thereto:

(i)            the amount of such Increase shall be equal to or greater than $5,000,000 and an integral multiple of $50,000;

(ii)           after giving effect to such Increase, the Invested Amount of the Series 2004-1 Notes of such Class shall not exceed the Series 2004-1 Maximum Invested Amount;

(iii)          after giving effect to such Increase and the application of the proceeds thereof, no Series 2004-1 Enhancement Deficiency, Series 2004-1 Liquidity Deficiency or Aggregate Asset Amount Deficiency shall exist;

(iv)          after giving effect to such Increase and the application of the proceeds thereof, the amount on deposit in the Series 2004-1 Reserve Account shall be equal to or greater than the Series 2004-1 Required Reserve Account Amount;

(v)           no event or occurrence which with the passage of time or the giving of notice thereof or both would become an Amortization Event shall have occurred and be continuing and such Increase shall not result in the occurrence of (1) an Amortization Event or (2) an event or occurrence, that, with the passing of time or the giving of notice thereof, or both, would become an Amortization Event;

(vi)          all conditions precedent to the increase in principal amount of the applicable Leasing Company Note under the related Leasing Company Indenture shall have been satisfied;

(vii)         all representations and warranties set forth in Article 7 of the Base Indenture shall be true and correct (in all material respects to the extent any such representations and warranties do not incorporate a materiality limitation in their terms) on such date (except to the extent such representations relate to an earlier date); and

(viii)        all conditions precedent to the sale of such Additional Series 2004-1 Notes set forth in the applicable Distribution Agreement shall have been satisfied.

Section 2.2             Optional Redemptions and Prepayments during the Series 2004-1 Revolving Period.  In connection with any optional redemption of the Series 2004-1 Notes of any Class pursuant to and in accordance with Section 9.1 of this Series Supplement, ARG shall withdraw funds from the Series 2004-1 Excess Collection Account and Series 2004-1 Accrued Interest Account and deposit such funds in the Series 2004-1 Distribution Account for application of such funds to the redemption of the Series 2004-1  Notes of such Class; provided, however, that ARG shall only be permitted to redeem Series 2004-1 Notes pursuant to Section 9.1 of this Series Supplement, if after giving effect to such redemption, either (i) such Class of Series 2004-1 Notes shall have been redeemed in full or (ii) the Class Invested Amount of such Class of Series 2004-1 Notes equals or exceeds the Series 2004-1 Minimum Invested Amount.  The amount of any such redemption must be in minimum denominations of $50,000 and integral multiples of $50,000 in excess thereof, and shall not exceed the amount on deposit in the Series 2004-1 Excess Collection Account and available for distribution to the holders of the Class of Series 2004-1 Notes being redeemed.

ARTICLE III

SERIES 2004-1 ALLOCATIONS

With respect to the Series 2004-1 Notes only, the following shall apply:

Section 3.1             Establishment and Administration of Series 2004-1 Collection Account, Series 2004-1 Accrued Interest Account and Series 2004-1 Excess Collection Account.

(a)           Allocation of Collections.  All Collections allocable to the Series 2004-1 Notes pursuant to Section 3.2 of this Series Supplement shall be allocated to the Collection Account.

(b)           Creation of Accounts.  The Trustee will establish as a segregated trust account, for the benefit of the Series 2004-1 Noteholders and the Surety Provider, the Series 2004-1 Excess Collection Account (such account, the “Series 2004-1 Excess Collection Account”).  The Trustee will also create or establish as segregated trust accounts, in each case for the benefit of the Series 2004-1 Noteholders and the Surety Provider, the Series 2004-1 Collection Account (such account, the “Series 2004-1 Collection Account”) and the Series 2004-1 Accrued Interest Account (such account, the “Series 2004-1 Accrued Interest Account”).

(c)           Establishment of the Series 2004-1 Collection Account, the Series 2004-1 Accrued Interest Account and the Series 2004-1 Excess Collection Account.  The Series 2004-1 Excess Collection Account, the Series 2004-1 Collection Account and the Series 2004-1 Accrued Interest Account shall be established and maintained by the Trustee as segregated trust accounts in the name of the Trustee for the benefit of the Series 2004-1 Noteholders and the Surety Provider, each account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2004-1 Noteholders and the Surety Provider.  Each such account shall be maintained as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in such account; provided, that, if such account is maintained with a Qualified Institution and at any time such Qualified Institution fails to satisfy the definition of Qualified Institution, then the Trustee shall, within 10 Business Days of the date such Qualified Institution first fails to satisfy the definition of Qualified Institution, establish a new segregated trust account with the corporate trust department of a depository institution or trust company that is a Qualified Institution having corporate trust powers and acting as trustee for funds deposited in such account.  If a new Series 2004-1 Collection Account, Series 2004-1 Accrued Interest Account or Series 2004-1 Excess Collection Account is established, the Trustee shall transfer all cash and investments from the previously existing non-qualifying account into the newly established account.  Initially, each of the Series 2004-1 Collection Account, the Series 2004-1 Accrued Interest Account and the Series 2004-1 Excess Collection Account will be established as a segregated trust account with The Bank of New York.

(d)           Administration of the Series 2004-1 Collection Account, the Series 2004-1 Accrued Interest Account and the Series 2004-1 Excess Collection Account.  ARG may instruct (by standing instructions or otherwise) the institution maintaining the Series 2004-1 Excess Collection Account, the Series 2004-1 Collection Account and/or the Series 2004-1 Accrued Interest Account, as the case may be, to invest funds on deposit in each such account from time to time in Permitted Investments; provided, however, that any such investment shall mature not later than the Business Day immediately prior to the Distribution Date for any Class of Series 2004-1 Notes next following the date on which such funds were received, unless any Permitted Investment held in any such account is held with the Paying Agent, in which case such investment may mature on such Distribution Date so long as such funds shall be available for withdrawal on or prior to such Distribution Date.  All such Permitted Investments in respect of each such account will be credited to such account and any such Permitted Investments that constitute (i) Physical Property (and that is not either a United States Security Entitlement or a Security Entitlement) or Uncertificated Securities (and not United States Security Entitlements) shall be delivered to the Trustee in accordance with the definition of “Delivery” and shall be held by the Trustee pending maturity or disposition and (ii) United States Security Entitlements or Security Entitlements shall be Controlled by the Trustee pending maturity or disposition.  The Trustee shall, at the expense of ARG, take such action as is requested of it to maintain the Trustee’s security interest in the Permitted Investments credited to the Series 2004-1 Collection Account, the Series 2004-1 Accrued Interest Account and the Series 2004-1 Excess Collection Account.  ARG shall not direct the Trustee to dispose of (or permit the disposal of) any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the purchase price of such Permitted Investments.  In the absence of written investment instructions hereunder, funds on deposit in any of the Series 2004-1 Collection Account, the Series 2004-1 Accrued Interest Account and the Series 2004-1 Excess Collection Account shall remain uninvested.

(e)           Earnings from the Series 2004-1 Collection Account, the Series 2004-1 Accrued Interest Account and the Series 2004-1 Excess Collection Account.  All interest and earnings (net of losses and investment expenses) paid on funds on deposit in each of the Series 2004-1 Collection Account, the Series 2004-1 Accrued Interest Account and the Series 2004-1 Excess Collection Account shall be deemed to be on deposit therein and available for distribution.

(f)            Series 2004-1 Excess Collection Account Constitutes Additional Collateral for Series 2004-1 Notes.  In order to secure and provide for the repayment and payment of the ARG Obligations with respect to the Series 2004-1 Notes, ARG hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2004-1 Noteholders and the Surety Provider, all of ARG’s right, title and interest in and to the following (whether now or hereafter existing or acquired):  (i) the Series 2004-1 Excess Collection Account, including any security entitlement thereto; (ii) all funds on deposit in the Series 2004-1 Excess Collection Account from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2004-1 Excess Collection Account or the funds on deposit therein from time to time; (iv) all investments made at any time and from time to time with monies in the Series 2004-1 Excess Collection Account, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2004-1 Excess Collection Account, the funds on deposit therein from time to time or the investments made with such funds; and (vi) all proceeds of any and all of the foregoing, including, without limitation, cash (the items in the foregoing clauses (i) through (vi) are referred to, collectively, as the “Series 2004-1 Excess Collection Account Collateral”).  The Trustee, for the benefit of the Series 2004-1 Noteholders and the Surety Provider, shall possess all right, title and interest in all funds on deposit from time to time in the Series 2004-1 Excess Collection Account and in all proceeds thereof and shall be the only person authorized to originate entitlement orders in respect of the Series 2004-1 Excess Collection Account.  The Series 2004-1 Excess Collection Account Collateral shall be under the sole dominion and control of the Trustee, for the benefit of the Series 2004-1 Noteholders and the Surety Provider.

(g)           Series 2004-1 Collection Account and Series 2004-1 Accrued Interest Account Constitute Additional Collateral for Series 2004-1 Notes.  In order to secure and provide for the payment of the ARG Obligations with respect to the Series 2004-1 Notes, ARG hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2004-1 Noteholders and the Surety Provider, all of ARG’s right, title and interest in and to the following (whether now or hereafter existing or acquired):  (i) the Series 2004-1 Collection Account and the Series 2004-1 Accrued Interest Account, including any security entitlement thereto; (ii) all funds on deposit in the Series 2004-1 Collection Account and the Series 2004-1 Accrued Interest Account, from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2004-1 Collection Account and the Series 2004-1 Accrued Interest Account, or the funds on deposit therein from time to time; (iv) all investments made at any time and from time to time with monies in the Series 2004-1 Collection Account and the Series 2004-1 Accrued Interest Account, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2004-1 Collection Account and the Series 2004-1 Accrued Interest Account, the funds on deposit therein from time to time or the investments made with such funds; and (vi) all proceeds of any and all of the foregoing, including, without limitation, cash (the items in the foregoing clauses (i) through (vi) are referred to, collectively, as the “Series 2004-1 Additional Account Collateral”).  The Trustee, for the benefit of the Series 2004-1 Noteholders and the Surety Provider, shall possess all right, title and interest in all funds on deposit from time to time in the Series 2004-1 Collection Account and the Series 2004-1 Accrued Interest Account and in all proceeds thereof, and shall be the only person authorized to originate entitlement orders in respect of each such account.  The Series 2004-1 Additional Account Collateral shall be under the sole dominion and control of the Trustee, for the benefit of the Series 2004-1 Noteholders and the Surety Provider.

ARTICLE 10.

THE TRUSTEE

Section 10.1.          Duties of the Trustee.

(a)           If an Amortization Event has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided, however, that the Trustee shall have no liability in connection with any action or inaction taken, or not taken, by it upon the deemed occurrence of an Amortization Event of which a Responsible Officer has not received written notice; and provided, further that the preceding sentence shall not have the effect of insulating the Trustee from liability arising out of the Trustee’s negligence or willful misconduct.

(b)           Except during the occurrence and continuance of an Amortization Event:

(i)            the Trustee undertakes to perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

(c)           The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)            This clause does not limit the effect of clause (b) of this Section 10.1.

(ii)           The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(iii)          The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 9.3.

(iv)          The Trustee shall not be charged with knowledge of any Amortization Event, Custody Revocation Trigger Event, ARG Liquidation Event, any default by any Leasing Company, ARG or other Person in the performance of its obligations under this Indenture or under any Collateral Agreement or Related Document (as such term is defined in the Leasing Company Base Indentures) or any other event described in Section 8.10(a) unless a Responsible Officer of the Trustee receives written notice of such failure from ARG, any Leasing Company Trustee, any Leasing Company or any Holders of Notes evidencing not less than 10% of the aggregate principal amount of the Notes of any Series adversely affected thereby or otherwise has actual knowledge thereof.

(d)           Notwithstanding anything to the contrary contained in this Indenture or any of the Related Documents, no provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability if there is reasonable ground (as determined by the Trustee in its sole discretion) for believing that the repayment of such funds is not reasonably assured to it by the security afforded to it by the terms of this Indenture. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

(e)           In the event that the Paying Agent or the Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Registrar, as the case may be, under this Indenture, the Trustee shall be obligated as soon as practicable upon actual knowledge of a Responsible Officer thereof and receipt of appropriate records and information, if any, to perform such obligation, duty or agreement in the manner so required.

(f)            Subject to Section 10.3, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law or the Related Documents. The Trustee may allow and credit to ARG interest agreed upon by ARG and the Trustee from time to time as may be permitted by law.

Section 10.2.          Rights of the Trustee.

Except as otherwise provided by Section 10.1:

(a)           The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting based upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed by or presented by the proper person.

(b)           The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)           The Trustee may act through agents, custodians and nominees and shall not be liable for any misconduct or negligence on the part of, or for the supervision of, any such agent, custodian or nominee so long as such agent, custodian or nominee is appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by the Indenture.

(e)           The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or any Series Supplement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Indenture or any Series Supplement, unless such Noteholders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of a default by any Leasing Company or ARG (which has not been cured), to exercise such of the rights and powers vested in it by this Indenture or any Series Supplement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(f)            The Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Required Noteholders of any Series which could be adversely affected if the Trustee does not perform such acts, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of ARG, personally or by agent or attorney at the sole cost of ARG and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(g)           The Trustee shall not be liable for any losses or liquidation penalties in connection with Permitted Investments, unless such losses or liquidation penalties were incurred through the Trustee’s own willful misconduct or negligence.

(h)           The Trustee shall not be liable for the acts or omissions of any successor to the Trustee so long as such acts or omissions were not the result of the negligence, bad faith or willful misconduct of the predecessor Trustee.

(i)            The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(j)            In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k)           In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God

Section 10.3.          Individual Rights of the Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with ARG or an Affiliate of ARG with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Section 10.8.

Section 10.4.          Notice of Amortization Events and Potential Amortization Events

If an Amortization Event or a Potential Amortization Event occurs and is continuing and if a Responsible Officer of the Trustee receives written notice or has actual knowledge thereof, the Trustee shall promptly provide the Noteholders and each Rating Agency with notice of such Amortization Event or the Potential Amortization Event, to the extent such Notes are represented by a Global Note, by telephone and facsimile, and, otherwise, by first class mail.

Section 10.5.          Compensation.

(a)           ARG shall promptly pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as has been agreed to in writing by ARG and the Trustee. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. ARG shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include (i) the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel and (ii) the reasonable expenses of the Trustee’s agents in administering the Collateral.

(b)           ARG shall not be required to reimburse any expense or indemnify the Trustee against any loss, liability, or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence.

(c)           When the Trustee incurs expenses or renders services after an Amortization Event occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Code.

(d)           The provisions of this Section 10.5 shall survive the termination of this Indenture and the resignation and removal of the Trustee.

Section 10.6.          Replacement of the Trustee.

(a)           A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 10.6.

(b)           The Trustee may, after giving sixty (60) days prior written notice to ARG, each Noteholder and each Rating Agency, resign at any time and be discharged from the trust hereby created by so notifying ARG; provided, however, that no such resignation of the Trustee shall be effective until a successor trustee has assumed the obligations of the Trustee hereunder. The Requisite Investors may remove the Trustee by so notifying the Trustee and ARG. ARG may remove the Trustee if:

(i)            the Trustee fails to comply with Section 10.8;

(ii)           the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under the Bankruptcy Code;

(iii)          a custodian or public officer takes charge of the Trustee or its property; or

(iv)          the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, ARG shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Requisite Investors may appoint a successor Trustee to replace the successor Trustee appointed by ARG.

(c)           If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, ARG or any Secured Party may petition at the expense of ARG any court of competent jurisdiction for the appointment of a successor Trustee.

(d)           If the Trustee after written request by any Noteholder who has been a Noteholder for at least six months fails to comply with Section 10.8, such Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)           A successor Trustee shall deliver a written acceptance of its appointment to the retiring or removed Trustee and to ARG. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture and any Series Supplement. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the retiring Trustee hereunder (and its agents and counsel) have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 10.6, ARG’s obligations under Section 10.5 shall continue for the benefit of the retiring Trustee.

Section 10.7.          Successor Trustee by Merger, etc.

Subject to Section 10.8, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 10.8.          Eligibility Disqualification.

(a)           There shall at all times be a Trustee hereunder which shall (i) be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, (ii) have an unsecured long-term debt rating of at least A2 from Moody’s, (iii) be subject to supervision or examination by Federal or state authority and shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and (iv) if such Trustee is other than The Bank of New York as the original Trustee hereunder, acceptable to the Requisite Investors.

(b)           If at any time the Trustee shall cease to satisfy the eligibility requirements of clauses (a)(i) or (a)(ii) above, the Trustee shall resign immediately in the manner and with the effect specified in Section 10.6.

Section 10.9.          Appointment of Co-Trustee or Separate Trustee.

(a)           Notwithstanding any other provisions of this Indenture or any Series Supplement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Collateral and to vest in such Person or Persons, in such capacity and for the benefit of the Secured Parties such title to the Collateral or any part thereof, and, subject to the other provisions of this Section 10.9, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 10.8 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 10.6. No co-trustee shall be appointed without the consent of ARG unless such appointment is required as a matter of state law or to enable the Trustee to perform its functions hereunder.

(b)           Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)            the Notes of each Series shall be authenticated and delivered solely by the Trustee or an authenticating agent appointed by the Trustee;

(ii)           all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform, such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Assets or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(iii)          no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder;

(iv)          the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

(v)           the Trustee shall remain primarily liable for the actions of any co-trustee.

(c)           Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article 10. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture and any Series Supplement, specifically including every provision of this Indenture or any Series Supplement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to ARG.

(d)           Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Indenture or any Series Supplement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

(e)           In connection with the appointment of a co-trustee, the Trustee may, at any time, at the Trustee’s sole cost and expense, without notice to the Noteholders, delegate its duties under this Base Indenture and any Series Supplement to any Person who agrees to conduct such duties in accordance with the terms hereof; provided, however, that no such delegation shall relieve the Trustee of its obligations and responsibilities hereunder with respect to any such delegated duties.

Section 10.10.        Representations and Warranties of Trustee.

The Trustee represents and warrants to ARG and the Secured Parties that:

(i)            the Trustee is a banking corporation duly organized, existing and in good standing under the laws of the State of New York;

(ii)           the Trustee has full power, authority and right to execute, deliver and perform this Indenture and any Series Supplement issued concurrently with this Indenture and to authenticate the Notes, and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture and any Series Supplement issued concurrently with this Indenture and to authenticate the Notes;

(iii)          this Indenture has been duly executed and delivered by the Trustee;

(iv)          the Trustee meets the requirements of eligibility as a trustee hereunder set forth in Section 10.8;

(v)           the Collection Account Collateral constitutes a “deposit account” or a “securities account” within the meaning of the New York UCC; and

(vi)          the Trustee in favor of the Secured Parties is the account holder of the Collection Account Collateral.

Section 10.11.        ARG Indemnification of the Trustee.

ARG shall fully indemnify and hold harmless the Trustee (and any predecessor Trustee) and its directors, officers, agents and employees from and against any and all loss, liability, claim, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of the activities of the Trustee pursuant to this Indenture or any Series Supplement, including but not limited to any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that ARG shall not indemnify the Trustee or its directors, officers, employees or agents if such acts, omissions or alleged acts or omissions constitute negligence or willful misconduct by the Trustee. The indemnity provided herein shall survive the termination of this Indenture and the resignation and removal of the Trustee.

Section 10.12.        Trustee’s Application for Instructions from ARG.

Any application by the Trustee for written instructions from ARG or the Servicer may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. Subject to Section 10.1, the Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any Authorized Officer of ARG or the Servicer actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE 11.

DISCHARGE OF INDENTURE

Section 11.1.          Termination of ARG’s Obligations.

(a)           This Indenture shall cease to be of further effect (except that ARG’s obligations under Section 10.5 and Section 10.11 and the Trustee’s and Paying Agent’s obligations under Section 11.3 shall survive) when all Outstanding Notes theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Notes which have been replaced or paid) to the Trustee for cancellation and ARG has paid all sums payable hereunder.

(b)           In addition, except as may be provided to the contrary in any Series Supplement, ARG may terminate all of its obligations under this Indenture if:

(i)            ARG irrevocably deposits in trust with the Trustee or at the option of the Trustee, with a trustee reasonably satisfactory to the Trustee and ARG under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, money or U.S. Government Obligations in an amount sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay, when due, principal and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder; provided, however, that (1) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee and (2) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Notes;

(ii)           ARG delivers to the Trustee an Officer’s Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture have been complied with, and an Opinion of Counsel to the same effect;

(iii)          ARG delivers to the Trustee an Officer’s Certificate stating that no Potential Amortization Event or Amortization Event, in either case, described in Section 9.1(e) shall have occurred and be continuing on the date of such deposit; and

(iv)          the Rating Agency Confirmation and Consent Condition is satisfied with respect to each Outstanding Series of Notes.

Then, this Indenture shall cease to be of further effect (except as provided in this Section 11.1), and the Trustee, on demand of ARG, shall execute proper instruments acknowledging confirmation of and discharge under this Indenture.

(c)           After such irrevocable deposit made pursuant to Section 11.1(b) and satisfaction of the other conditions set forth herein, the Trustee promptly upon request shall acknowledge in writing the discharge of ARG’s obligations under this Indenture except for those surviving obligations specified above.

In order to have money available on a payment date to pay principal or interest on the Notes, the U.S. Government Obligations shall be payable as to principal or interest at least one Business Day before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at ARG’s option.

Section 11.2.          Application of Trust Money.

The Trustee or a trustee satisfactory to the Trustee and ARG shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 11.1. The Trustee shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Notes.

The provisions of this Section 11.2 shall survive the expiration or earlier termination of this Indenture.

Section 11.3.          Repayment to ARG.

The Trustee and the Paying Agent shall promptly pay to ARG upon written request any excess money or, pursuant to Sections 2.11 and 2.14, return any Notes held by them at any time.

Subject to Section 2.7(c), the Trustee and the Paying Agent shall pay to ARG upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due.

The provisions of this Section 11.3 shall survive the expiration or earlier termination of this Indenture.

ARTICLE 12.

AMENDMENTS

Section 12.1.          Without Consent of the Noteholders.

Without the consent of any Noteholder, ARG, the Trustee, and any applicable Enhancement Provider, at any time and from time to time, may enter into one or more Supplements hereto, in form satisfactory to the Trustee, for any of the following purposes; provided that the Rating Agency Confirmation Condition with respect to each Outstanding Series of Notes is met with respect to such Supplement:

(a)           to create a new Series of Notes in accordance with the terms hereof (including, without limitation, making such modifications to the Indenture and the other Related Documents as may be required to issue a Segregated Series of Notes);

(b)           (i) to add to the covenants of ARG for the benefit of any Secured Parties or Group-Specific Secured Parties (and if such covenants are to be for the benefit of less than all Series of Notes, stating that such covenants are expressly being included solely for the benefit of such Series) or (ii) to surrender any right or power herein conferred upon ARG (provided, however, that ARG will not pursuant to this subsection (b) surrender any right or power it has under the Leasing Company Related Documents or Group-Specific Leasing Company Related Documents);

(c)           to mortgage, pledge, convey, assign and transfer to the Trustee any property or assets as security for the Notes and to specify the terms and conditions upon which such property or assets are to be held and dealt with by the Trustee and to set forth such other provisions in respect thereof as may be required by the Indenture or as may, consistent with the provisions of the Indenture, be deemed appropriate by ARG and the Trustee, or to correct or amplify the description of any such property or assets at any time so mortgaged, pledged, conveyed and transferred to the Trustee;

(d)           to cure any mistake, ambiguity, defect, or inconsistency or to correct or supplement any provision contained herein or in any Series Supplement or in any Notes issued hereunder;

(e)           to provide for uncertificated Notes in addition to certificated Notes;

(f)            to add to or change any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the issuance of Notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

(g)           to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes of one or more Series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;

(h)           to correct or supplement any provision herein which may be inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Indenture; or

(i)            to correct, amend or supplement the Indenture in connection with the adoption, amendment or implementation of, or any change in the interpretation, administration or application of, the Code or the treasury regulations promulgated thereunder (and any applicable corresponding provisions of state tax legislation);

provided, however, that such action shall not adversely affect in any material respect the interests of any Noteholders, as evidenced, in each case of any amendment pursuant to Sections 12.1(a), (b)(ii), (d), (g) and (h) by an Opinion of Counsel (which Opinion of Counsel may rely as to factual matters upon Officer’s Certificates of ARG and the other parties). Upon the request of ARG and upon receipt by the Trustee of the documents described in Section 2.2, the Trustee shall join with ARG in the execution of any Series Supplement authorized or permitted by the terms of this Indenture and shall make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such Series Supplement which affects its own rights, duties or immunities under this Indenture or otherwise.

Section 12.2.          With Consent of the Noteholders.

Except as provided in Sections 9.4 and 12.1:

(a)           Except as otherwise provided in Section 12.2(f), this Base Indenture and any Series Supplement (unless otherwise provided in the Series Supplement) may from time to time be amended, modified, or waived, if the amendment, modification, or waiver is in writing and consented to in writing by ARG, the Trustee, any applicable Enhancement Provider, and the Required Noteholders of each Outstanding Series of Notes. However, if the amendment, modification, or waiver of or to this Base Indenture or the Series Supplement with respect to a Series of Notes does not adversely affect in any material respect the Noteholders of a particular Series of Notes (as evidenced by an Opinion of Counsel to that effect), then the consent of the Noteholders of that Series shall not be required to consent to the amendment, modification, or waiver. Any amendment to this Base Indenture shall be subject to satisfaction of the Rating Agency Confirmation Condition with respect to each Outstanding Series of Notes.

(b)           Any Related Document to which ARG is a party may from time to time be amended, modified or waived, if the amendment, modification or waiver is in writing and consented to in writing by ARG, the Trustee, any applicable Enhancement Provider and the Required Noteholders of each Outstanding Series of Notes and the Rating Agency Confirmation Condition is satisfied with respect to each Series of Notes. However, (i) if the amendment, modification or waiver of or to any Related Document does not adversely affect in any material respect the Noteholders of a particular Series of Notes (as evidenced by an Opinion of Counsel to that effect), then the consent of the Noteholders of that Series shall not be required to effect such amendment, modification or waiver and (ii) no consent of any Noteholders shall be required in connection with any amendment, modification or waiver of or to any Related Document if such amendment, modification or waiver does not adversely affect in any material respect the Noteholders of any Series of Notes (as evidenced by an Opinion of Counsel to that effect).

(c)           No amendment, modification or waiver of or to any Related Documents related solely to a particular Series of Notes by Noteholders of such Series of Notes shall be deemed to have an adverse affect in any material respect on any Noteholder of any other Outstanding Series of Notes (and no Opinion of Counsel to that effect shall be required) unless the amendment, modification or waiver affects the timing and/or amounts of allocations to be made to any Series of Notes as to which 100% of the Noteholders of that Series of Notes have not consented to the amendment, modification or waiver.

(d)           ARG will not give any approval, consent or permission provided for in any Leasing Company Related Document without the consent of 100% of the Group I Noteholders to the extent the related Leasing Company Related Document requires the approval, consent or permission of 100% of the holders of the Leasing Company Notes. ARG will not give any approval, consent or permission provided for in any Leasing Company Related Document without the consent of the Requisite Investors of the Group I Notes, except as permitted in Section 3.2(a). ARG will take the action under Section 9.6(a), (b), (c), or (d) of any Leasing Company Indenture at the direction of the Required Noteholders of any Outstanding Series of Notes. Notwithstanding anything herein, the Issuer shall have the right to consent to the sale or pledge by a Leasing Company or the Intermediary of any Vehicle Repurchase Rights under Section 3.6 of the related Leasing Company Indentures without the consent of any Group I Noteholders, except in the limited circumstances set forth in Section 13.21 hereof.

(e)           ARG will not consent to the issuance of any series of notes by a Leasing Company under its Leasing Company Indenture which is secured by the same pool of collateral as a Leasing Company Note without the prior written consent of each Noteholder.

(f)            Notwithstanding the foregoing:

(i)            any modification of this Section 12.2, any change in any requirement hereunder that any particular action be taken by Noteholders holding the relevant percentage in principal amount of the Notes or any change in the definition of the terms “Aggregate Asset Amount”, “Group-Specific Aggregate Asset Amount”, “Invested Amount”, “Invested Percentage”, “Manufacturer Program”, “Required Noteholders”, “Supermajority Noteholders” or “Requisite Investors” or the applicable amount of Enhancement or any defined term used for the purpose of any such definitions shall require the consent of each affected Noteholder;

(ii)           any amendment, waiver or other modification that would (a) extend the due date for, or reduce the amount of any scheduled repayment or prepayment of principal of or interest on any Note (or reduce the principal amount of or rate of interest on any Note) shall require the consent of each affected Noteholder; (b) approve the assignment or transfer by ARG of any of its rights or obligations hereunder or under any other Related Document to which it is a party except pursuant to the express terms hereof or thereof shall require the consent of each affected Noteholder; (c) release any obligor under any Related Document to which it is a party except pursuant to the express terms of such Related Document shall require the consent of each affected Noteholder; (d) affect adversely the interests, rights or obligations of any Noteholder individually in comparison to any other Noteholder shall require the consent of such Noteholder; or (e) amend or otherwise modify any Amortization Event shall require the consent of each affected Noteholder; and

(iii)          any amendment, waiver or other modification to Section 7.14(a) through (k) shall require the consent of each Noteholder.

No failure or delay on the part of any Noteholder or the Trustee in exercising any power or right under this Indenture or any other Related Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.

Section 12.3.          Supplements.

Each amendment or other modification to this Indenture or the Notes shall be set forth in a Supplement. The initial effectiveness of each Supplement shall be subject to the satisfaction of the Rating Agency Confirmation Condition with respect to such Supplement. In addition to the manner provided in Sections 12.1 and 12.2, each Series Supplement may be amended as provided in such Series Supplement.

Section 12.4.          Revocation and Effect of Consents.

Until an amendment or waiver becomes effective, a consent to it by a Noteholder of a Note is a continuing consent by the Noteholder and every subsequent Noteholder of a Note or portion of a Note that evidences the same debt as the consenting Noteholder’s Note, even if notation of the consent is not made on any Note. However, any such Noteholder or subsequent Noteholder may revoke the consent as to his Note or portion of a Note if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Noteholder. ARG may fix a record date for determining which Noteholders must consent to such amendment or waiver.

Section 12.5.          Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. ARG in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment or waiver.

Section 12.6.          The Trustee to Sign Amendments, etc.

The Trustee shall sign any Supplement authorized pursuant to this Article 12 if the Supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does have such an adverse effect, the Trustee may, but need not, sign it. In signing any waiver, amendment or supplement, whether to this Indenture or to any of the Related Documents the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and shall be provided with and, subject to Section 10.1, shall be fully protected in relying upon, at the election of the Trustee an Officer’s Certificate and/or an Opinion of Counsel as conclusive evidence that such waiver, amendment or supplement is authorized or permitted by this Indenture, that all conditions precedent under this Indenture have been satisfied and that the waiver, amendment or supplement will be valid and binding upon ARG in accordance with its terms.

ARTICLE 13.

MISCELLANEOUS

Section 13.1.          Notices.

(a)           Any notice, instruction, direction or communication by ARG or the Trustee to the other shall be in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the other’s address:

If to ARG:

ARG Funding Corp.
6929 North Lakewood Avenue
Suite 100, Mod 1.2 202
Tulsa, Oklahoma 74117

Attn:  David J. Mryglot
Phone:  (918) 401-6471
Fax:  (918) 401-6012

If to the Trustee:

The Bank of New York
101 Barclay Street, Floor 8 West
New York, NY 10286

Attn:  Corporate Trust Administration – Asset Backed
Securities Unit

Phone:  (212) 815-4389
Fax:  (212) 815-2493

ARG or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications; provided, however, ARG may not at any time designate more than a total of three (3) addresses to which notices must be sent in order to be effective.

Any notice (i) given in person shall be deemed delivered on the date of delivery of such notice, (ii) given by first class mail shall be deemed given five (5) days after the date that such notice is mailed, (iii) delivered by telex or telecopier shall be deemed given on the date of delivery of such notice, and (iv) delivered by overnight air courier shall be deemed delivered one Business Day after the date that such notice is delivered to such overnight courier.

Notwithstanding any provisions of this Indenture to the contrary, the Trustee shall have no liability based upon or arising from the failure to receive any notice required by or relating to this Indenture or the Notes.

If ARG mails a notice or communication to Noteholders, it shall mail a copy to the Trustee at the same time.

(b)           Where the Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if sent in writing and mailed, first-class postage prepaid, to each Noteholder affected by such event, at its address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed (if any) for the giving of such notice. In any case where notice to Noteholder is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given. Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made that is satisfactory to the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 13.2.          Communication by Noteholders With Other Noteholders.

Noteholders may communicate with other Noteholders with respect to their rights under this Indenture or the Notes.

Section 13.3.          Certificate and Opinion as to Conditions Precedent.

Upon any request or application by ARG to the Trustee to take any action under this Indenture, ARG shall furnish to the Trustee an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.4) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with.

Section 13.4.          Statements Required in Certificate.

Each certificate with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)           a statement that the Person giving such certificate has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

(c)           a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 13.5.          Rules by the Trustee.

The Trustee may make reasonable rules for action by or at a meeting of Noteholders.

Section 13.6.          No Recourse Against Others.

A director, Authorized Officer, employee or stockholder of ARG, as such, shall not have any liability for any obligations of ARG under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability.

Section 13.7.          Duplicate Originals.

The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

Section 13.8.          Benefits of Indenture.

Except as set forth in a Series Supplement, nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 13.9.          Payment on Business Day.

In any case where any payment date, redemption date or maturity date of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture) payment of interest or principal (and premium, if any), as the case may be, need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the payment date, redemption date, or maturity date; provided, however, that no interest shall accrue for the period from and after such payment date, redemption date, or maturity date, as the case may be.

Section 13.10.        Governing Law.

The laws of the State of New York shall govern and be used to construe this Indenture, the Notes and all matters arising out of or in any manner relating to this Indenture and the Notes and the rights and duties of ARG, the Trustee, Registrar, Paying Agent, Noteholders and Note Owners.

Section 13.11.        Successors.

All agreements of ARG in this Indenture and the Notes shall bind its successor; provided, however, ARG may not assign its obligations or rights under this Indenture or any Related Document. All agreements of the Trustee in this Indenture shall bind its successor.

Section 13.12.        Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If any provision of this Indenture shall be, or shall be deemed to be, illegal, invalid or unenforceable under the applicable laws and regulations of one jurisdiction, such provision shall not solely thereby be rendered illegal, invalid or unenforceable in any other jurisdiction.

Section 13.13.        Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.14.        Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.15.        Termination; Collateral.

This Indenture, and any grants, pledges and assignments hereunder, shall become effective concurrently with the issuance of the first Series of Notes and shall terminate when (a) all ARG Obligations shall have been fully paid and satisfied, (b) the obligations of each Enhancement Provider under any Enhancement and related documents have terminated, and (c) any Enhancement shall have terminated, at which time the Trustee, at the request of ARG and upon receipt of an Officer’s Certificate from ARG to the effect that the conditions in clauses (a), (b) and (c) above have been complied with and upon receipt of a certificate from the Trustee and each Enhancement Provider to the effect that the conditions in clauses (a), (b) and (c) above relating to ARG Obligations to the Noteholders and each Enhancement Provider have been complied with, shall reassign (without recourse upon, or any warranty whatsoever by, the Trustee) and deliver all Collateral and documents then in the custody or possession of the Trustee promptly to ARG.

ARG and the Secured Parties hereby agree that, if any funds remain on deposit in the Collection Account after the termination of this Indenture, such amounts shall be released by the Trustee and paid to ARG.

ARG and the Group-Specific Secured Parties hereby agree that, if any funds remain on deposit in the related Group-Specific Collection Account after the termination of this Indenture, such amounts shall be released by the Trustee and paid to ARG.

Section 13.16.        No Bankruptcy Petition Against ARG or the Intermediary.

Each of the Secured Parties, Group-Specific Secured Parties and the Trustee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting against, ARG or the Intermediary any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any Federal or state bankruptcy or similar law; provided, however, that nothing in this Section 13.16 shall constitute a waiver of any right to indemnification, reimbursement or other payment from ARG or the Intermediary pursuant to this Indenture. In the event that any such Secured Party, Group-Specific Secured Party or the Trustee takes action in violation of this Section 13.16, ARG or the Intermediary, as applicable shall file an answer with the bankruptcy court or otherwise properly contesting the filing of such a petition by any such Secured Party, Group-Specific Secured Party or the Trustee against ARG or the Intermediary or the commencement of such action and raising the defense that such Secured Party, Group-Specific Secured Party or the Trustee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 13.16 shall survive the termination of this Indenture, and the resignation or removal of the Trustee. Nothing contained herein shall preclude participation by any Secured Party, Group-Specific Secured Party or the Trustee in the assertion or defense of its claims in any such proceeding involving ARG or the Intermediary.

Section 13.17.        No Recourse.

The obligations of ARG under this Indenture are solely the obligations of ARG. The Group I Notes and the payment of any fees, expenses or costs payable by ARG hereunder shall be non-recourse obligations of ARG and shall be limited in right of payment to amounts available from the Collateral as provided in this Base Indenture and ARG shall not otherwise be liable for payments on the Group I Notes. No recourse shall be had for the payment of any amount owing in respect of any fee hereunder or any other obligation or claim arising out of or based upon this Indenture against any stockholder, employee, officer, director or incorporator of ARG. Fees, expenses or costs payable by ARG hereunder shall be payable by ARG to the extent and only to the extent that ARG is reimbursed therefor pursuant to the Leasing Company Indentures, the Leasing Company Group I Supplements or the Related Documents, or funds are then available or thereafter become available for such purpose pursuant to Article 5. Nothing in this Section 13.17 shall be construed to limit the Trustee from exercising its rights hereunder with respect to the Collateral.

Section 13.18.        Waiver of Set-Off.

The Trustee waives any right to, and agrees not to, set-off or appropriate and apply, any and all deposits and any other indebtedness at any time held or owing thereby to or for the credit or the account of ARG, against or on account of any obligation or liability of ARG to the Trustee; provided that such waiver and agreement shall only be effective until one year and one day after the latest maturing Note is paid in full.

Section 13.19.        Certain Reports to the Trustee.

The Trustee, unless otherwise provided in a Series Supplement, shall not make available to any Noteholder any of the reports, certificates and notices listed in Exhibit D to the extent delivered to Trustee under the Master Collateral Agency Agreement or under the Disposition Agent Agreement.

Section 13.20.        Disposition Agent Agreement.

(a)           Each of the Group I Noteholders hereby agrees that the Trustee shall act as a Beneficiary on behalf of such Group I Noteholders under the Master Collateral Agency Agreement and as the Specified Beneficiary on behalf of such Group I Noteholders under the Disposition Agent Agreement, and each such Group I Noteholder hereby directs that the Trustee execute on its behalf a Financing Source and Beneficiary Supplement to the Master Collateral Agency Agreement and a Specified Financing Source and Beneficiary Supplement to the Disposition Agent Agreement. Unless otherwise specified herein, all actions to be taken by, or consents to be given by, the Trustee under the Master Collateral Agency Agreement and Disposition Agent Agreement shall be undertaken by the Trustee at the direction the Requisite Investors with respect to the Group I Notes. Except as permitted by Section 13.20(c), any amendment of the Disposition Agent Agreement shall be subject to the satisfaction of the Rating Agency Confirmation Condition in respect of each Outstanding Series of Group I Notes with respect to such amendment. Except as permitted by Sections 13.20(c) and 13.20(d), the Trustee, as a Specified Beneficiary under the Disposition Agent Agreement, shall not at the direction of the Requisite Investors consent to or select any successor Disposition Agent or consent to any alternative arrangement in lieu of appointing a successor Disposition Agent following the resignation, removal or termination of the Disposition Agent prior to (i) satisfaction of the Rating Agency Confirmation Condition in respect of each Outstanding Series of Group I Notes with respect to such termination and (ii) receipt of any consents required in each Group I Supplement.

(b)           If and whenever an ARG Liquidation Event shall have occurred with respect to any Series of Group I Notes Outstanding, which has not been waived, the Requisite Investors (in the case of an ARG Liquidation Event with respect to all Series of Group I Notes) or the Noteholders holding in excess of 50% of the aggregate Invested Amount of all Series of Group I Notes with respect to which such ARG Liquidation Event has occurred (excluding any Group I Notes held by ARG or any Affiliate of ARG (other than an Affiliate Issuer)) (in the case of an ARG Liquidation Event with respect to less than all Series of Group I Notes) may direct the Trustee, as a Specified Beneficiary under the Disposition Agent Agreement, to, and the Trustee upon receipt of such direction shall, instruct the Disposition Agent to delegate one or more of the duties of the Disposition Agent, as such duties relate to such Specified Beneficiary’s Related Master Collateral, to one or more designees or agents specified by the Requisite Investors or such Noteholders, as the case may be. In connection with any such delegation, the Servicer shall provide such designees or agents any or all of the information which is required to be provided to the Disposition Agent by the Servicer, as Master Servicer under the Disposition Agent Agreement (or, if the Disposition Agent Agreement has been terminated, that would have been required to be provided had it not been terminated), upon the request of such designees or agents or the Trustee, as a Specified Beneficiary under the Disposition Agent Agreement.

(c)           If and whenever (x) an ARG Liquidation Event shall have occurred with respect to a Series of Group I Notes Outstanding, which has not been waived and (y) an event described in clauses (i), (ii), (iii) or (iv) of Section 4.04(e) of the Disposition Agent Agreement shall have occurred, then the Requisite Investors (in the case of an ARG Liquidation Event with respect to all Series of Group I Notes) or the Noteholders holding in excess of 50% of the aggregate Invested Amount of all Series of Group I Notes with respect to which such ARG Liquidation Event has occurred (excluding any Group I Notes held by ARG or any Affiliate of ARG (other than an Affiliate Issuer)) (in the case of an ARG Liquidation Event with respect to less than all Series of Group I Notes) may direct the Trustee to exercise any and/or all of its rights, remedies, powers, privileges and claims under this Indenture or any Related Document, including but not limited to terminating the Disposition Agent with respect to such Specified Beneficiary’s Related Master Collateral and appointing other agents to perform any of the duties of the Disposition Agent. In connection with any such removal, the Servicer, as Master Servicer under the Disposition Agent Agreement, shall endeavor to identify a replacement entity to perform the duties of the Disposition Agent under the Disposition Agent Agreement with respect to such Specified Beneficiary’s Related Master Collateral; provided, however, that the failure to identify such an entity shall not preclude the termination of the Disposition Agent by the Trustee, as the Specified Beneficiary under the Disposition Agent Agreement, acting upon any such direction. In connection with any such termination or appointment, the Servicer shall provide such agents any or all of the information which is required to be provided to the Disposition Agent by the Servicer, as Master Servicer under the Disposition Agent Agreement (or, if the Disposition Agent Agreement has been terminated, that would have been required to be provided had it not been terminated), upon the request of such agents or the Trustee, as a Specified Beneficiary under the Disposition Agent Agreement.

(d)           At any time, the Requisite Investors with respect to the Group I Notes may direct the Trustee to appoint one or more agents to duplicate or supplement any and/or all of the duties or obligations of the Disposition Agent with respect to the Related Master Collateral of such Specified Beneficiary; provided that no such agent shall be permitted to perform any duties or obligations of the Disposition Agent under the Disposition Agent Agreement which arise upon the occurrence of an ARG Liquidation Event, unless such agent shall have been appointed pursuant to Section 13.20(c), or such duties shall have been delegated to it pursuant to Section 13.20(b); provided that prior to the occurrence of an ARG Liquidation Event all costs, fees and expenses associated with the hiring of, and performance by, any such agent appointed under this Section 13.20(d) shall be borne exclusively by the Requisite Investors making such direction, and thereafter shall be paid by the Grantors, as provided in the Disposition Agent Agreement. In connection with the appointment of any such duplicate or supplemental agent, the Servicer shall provide such agent any or all of the information required to be provided by the Servicer, as Master Servicer under the Disposition Agent Agreement, upon the request of such agent or the Trustee, as a Specified Beneficiary under the Disposition Agent Agreement.

(e)           In addition to the right to terminate the Disposition Agent referred to in Section 13.20(c), at any time, the Requisite Investors with respect to the Group I Notes may direct the Trustee, as a Specified Beneficiary under the Disposition Agent Agreement to terminate the Disposition Agent under the Disposition Agent Agreement with respect to the Related Master Collateral with respect to such Specified Beneficiary, with or without cause, provided that in connection with any such direction to terminate either (i) (A) a successor Disposition Agent that is acceptable to the Requisite Investors with respect to the Group I Notes is appointed by the Servicer to serve under the Disposition Agent Agreement or another agreement under which such successor Disposition Agent has agreed to perform the duties of the Disposition Agent set forth in the Disposition Agent Agreement and (B) the Rating Agency Confirmation Condition shall have been satisfied in respect of each Outstanding Series of Group I Notes with respect to such successor Disposition Agent and, if applicable, any related agreement or other arrangement or (ii) all of the conditions to such termination set forth in each Series Supplement shall have been satisfied. Any costs, fees and expenses associated with the termination of the Disposition Agent upon direction of the Requisite Investors with respect to the Group I Notes pursuant to this Section 13.20(e), which are payable in respect of hiring of, and during the two years following the date hereof, the performance by, the successor Disposition

Agent appointed as a result of such termination shall be borne exclusively by the Requisite Investors making such direction, and after the second anniversary hereof shall be payable by the Grantors, as provided in the Disposition Agent Agreement.

Section 13.21.        Consents to Sale or Pledge of Vehicle Repurchase Rights.

Neither the Issuer nor the Trustee shall consent to a Leasing Company selling or pledging or consenting to or directing the Intermediary to sell or pledge any Vehicle Repurchase Rights pursuant to Section 3.6 of each of the Leasing Company Indentures if (w) any of the conditions precedent to such sale or pledge set forth in the Leasing Company Indentures have not been satisfied, (x) any of the Manufacturer Receivables comprising such Vehicle Repurchase Rights are more than 60 days past due and the Servicer is unable to track the ultimate payment of such Manufacturer Receivables, (y) a Lease Event of Default pursuant to Section 17 of the applicable Lease to the extent caused by Vanguard in its capacity as a Lessee or the Servicer has occurred and is continuing or (z) an Enhancement Deficiency or Aggregate Asset Amount Deficiency (as defined in each Group I Series Supplement) exists or would result from such sale or pledge and, if an Enhancement Deficiency or Aggregate Asset Amount Deficiency (as defined in each Group I Series Supplement) exists, such sale or pledge would result in such Enhancement Deficiency or Aggregate Asset Amount Deficiency (as defined in each Group I Series Supplement) worsening, unless, if any of the conditions described in clauses (w), (x), (y) or (z) exist, the Rating Agency Confirmation and Consent Condition has been satisfied with respect to such sale or pledge.

IN WITNESS WHEREOF, the Trustee and ARG have caused this Base Indenture to be duly executed by their respective duly authorized officers as of the day and year first written above.

ARG FUNDING CORP.,
as Issuer

By:	/s/ Jill A Gordon
Name: Jill A. Gordon
Title: Vice President

THE BANK OF NEW YORK,
as Trustee

By:	/s/John Bobko
Name: John Bobko
Title: Vice President